UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Vista Outdoor Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VISTA OUTDOOR INC.
938 University Park Boulevard, Suite 200
Clearfield, UT 84015

June 26, 2015
Dear Stockholder:
You are invited to attend the first Annual Meeting of Stockholders of Vista Outdoor Inc., which will be held at 9:00 a.m. Mountain Daylight Time on Tuesday, August 11, 2015, at the Hilton Salt Lake City Center, 255 S West Temple, Salt Lake City, Utah.
The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.
We have elected to take advantage of the "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. These rules allow us to provide you with the information you need, while reducing printing and delivery costs.
        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.
        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark W. DeYoung Chairman and Chief Executive Officer

Michael Callahan Lead Independent Director

ADMISSION POLICY
Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 11, 2015. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling (801) 779-4657, by emailing corporate.secretary@vistaoutdoor.com or by mailing a request to Vista Outdoor Inc.'s Corporate Secretary at 938 University Park Blvd., Suite 200, Clearfield, Utah 84015, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

i

VISTA OUTDOOR INC.
938 University Park Boulevard, Suite 200
Clearfield, Utah 84015
_______________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________________________________________________________________

Date and Time:	Tuesday, August 11, 2015, at 9:00 a.m. Mountain Daylight Time
Place:	Hilton Salt Lake City Center, 255 S West Temple, Salt Lake City, Utah
Items of Business:
• Elect Michael Callahan, Gary McArthur and Robert Tarola as directors of Vista Outdoor Inc.
• Approve, on a non-binding advisory basis, the compensation of Vista Outdoor Inc.'s named executive officers.
• Approve, on a non-binding advisory basis, the frequency with which Vista Outdoor Inc. will hold a stockholder vote to approve the compensation of its named executive officers.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2016.
• Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	June 16, 2015
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket and provide the proper documentation. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Scott D. Chaplin Corporate Secretary
June 26, 2015

ii

VISTA OUTDOOR INC.
938 University Park Boulevard, Suite 200
Clearfield, Utah 84015
________________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 11, 2015
_________________________________________________
GENERAL INFORMATION
The Board of Directors of Vista Outdoor Inc. ("Vista Outdoor" or the "Company") is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on August 11, 2015 and at any adjournment of the meeting. This proxy statement and the form of proxy, along with Vista Outdoor Inc.'s Annual Report for the fiscal year ended March 31, 2015, are first being sent or given to stockholders on or about June 26, 2015. This will be the first Annual Meeting of Stockholders held by the Company since the spin-off of the Company from Alliant Techsystems Inc. (“ATK”) on February 9, 2015 (the “Spin-Off”).
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What am I voting on?

•	The election of Michael Callahan, Gary McArthur and Robert Tarola as directors of Vista Outdoor.

•	The approval, on a non-binding advisory basis, of the compensation of Vista Outdoor's named executive officers.

•	The approval, on a non-binding advisory basis, of the frequency with which Vista Outdoor will hold a stockholder vote to approve the compensation of its named executive officers.

•
The ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2016.

Who is entitled to vote at the Annual Meeting?
Stockholders can vote their shares of Vista Outdoor common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 16, 2015, which was the record date.
What constitutes a quorum at the Annual Meeting?
On the record date, there were 63,471,890 shares of Vista Outdoor common stock outstanding. This does not include 404,155 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have properly voted over the Internet or by telephone or submitted a properly completed proxy card.
How can I vote my shares without attending the Annual Meeting?

•
If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

•
If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

•	If you hold shares in Vista Outdoor's 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.
How can I vote my shares in person at the Annual Meeting?

•
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

•	If you are a stockholder of record, you may vote in person at the Annual Meeting.

•
If you hold shares beneficially in street name, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

•	Shares held in Vista Outdoor's 401(k) Plan cannot be voted in person at the Annual Meeting.
Can I change my vote?
You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•	voting over the Internet or by telephone at a later time, until 11:59 p.m. Eastern Daylight Time on August 10, 2015;

•	signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

•	signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

•	attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change or revoke your voting instructions.
Will my shares be voted if they are held in nominee street name, such as by a broker, bank or other nominee?
If you hold your shares in nominee street name, such as by a broker, bank or other nominee, and you do not provide voting instructions, your nominee will not be permitted to vote your shares in their discretion on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the advisory vote on the frequency of shareholder advisory votes on executive compensation (Proposal 3), but may still be permitted to vote in their discretion on the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 4). Therefore, it is particularly important for street name holders to instruct their brokers as to how they wish to vote their shares.
How are votes counted?
Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting.
If you are a stockholder of record and you do not indicate how you wish to vote on a proposal, your shares will be voted as follows on that proposal:

•	FOR election of Michael Callahan, Gary McArthur and Robert Tarola as directors of Vista Outdoor (Proposal 1).

•	FOR the approval, on a non-binding advisory basis, of the compensation of Vista Outdoor's named executive officers (Proposal 2).

•	EVERY 1 YEAR, for the frequency with which Vista Outdoor will hold a stockholder vote to approve the compensation of its named executive officers (Proposal 3).

•	FOR ratification of the Audit Committee's appointment of Deloitte & Touche LLP as the Vista Outdoor's independent registered public accounting firm for the current fiscal year (Proposal 4).
Shares held in Vista Outdoor's 401(k) Plan will be voted by the Plan trustee as directed by participants. Shares for which the Plan trustee has not received voting instructions by the voting deadline or that have not been allocated to participant accounts will be voted by the Plan trustee in the same manner and proportion as it votes shares for which it received voting instructions.
What vote is required to approve the proposals?
All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each other matter presented for a vote at the meeting.

•
Proposal 1 requests your vote for the election of three candidates for director. Michael Callahan, Gary McArthur and Robert Tarola will each be elected as a director of Vista Outdoor if the votes cast in favor of such nominee's election exceed the votes cast against, or withheld with respect to, such nominee. Cumulative voting for the election of directors is not permitted.

•
Proposal 2, the advisory approval of the compensation of Vista Outdoor's named executive officers, will be approved if a majority of the votes present in person or represented by proxy are voted in favor of the proposal.

•
Proposal 3, the advisory vote to determine the frequency with which Vista Outdoor will hold a stockholder vote to approve the compensation of its named executive officers, will be determined based on which option (every year, every two years, or every three years) receives a majority of the votes present in person or represented by proxy.

•
Proposal 4, the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as Vista Outdoor's independent auditors for fiscal year 2016, will be approved if a majority of the votes present in person or represented by proxy are voted in favor of the proposal.

As described under the caption “Will my shares be voted if they are held in nominee street name, such as by a broker, bank or other nominee?” on page 2, under New York Stock Exchange rules, if you hold your shares in street name and you do not submit voting instructions to the broker, bank, trust or other nominee that holds your shares, the firm will have discretionary authority to vote your shares with respect to Proposal 4. If you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares with respect to Proposals 1, 2 and 3. However, broker non-votes will not be considered in determining the vote required to approve Proposals 1, 2 and 3, and will not be deemed to have voted against those proposals.
If you abstain from voting on Proposals 2, 3 or 4, your shares will still be considered in determining the vote required to approve the proposal, and you will be deemed to have voted against that proposal.
Because your votes on Proposals 2 and 3 are advisory, they are non-binding on our Board of Directors. Although non-binding, the Compensation Committee will take into account the results of this advisory vote, as applicable, when considering future executive compensation arrangements.
Who will tabulate the votes at the Annual Meeting?
The Carideo Group, Inc., an investor-relations counseling firm, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.
How will the solicitation of proxies be handled?

•
Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

•	We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

•	We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?
In accordance with rules adopted by the Securities and Exchange Commission, we may furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or email copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.
What other business may be brought up at the Annual Meeting?

•
Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. No other stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•
Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

What if I want to attend the Annual Meeting?
Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on August 11, 2015. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling (801) 779-4657, by emailing corporate.secretary@vistaoutdoor.com or by mailing a request to Vista Outdoor Inc.'s Corporate Secretary at 938 University Park Blvd., Suite 200, Clearfield, Utah 84015, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.
How are proxy materials delivered to stockholders who share the same household?
The rules of the Securities and Exchange Commission allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.
If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.
Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 16, 2015 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)	Percent of Shares Outstanding(4)
First Eagle Investment Management, LLC (5)	6,928,280	10.9%
The London Company (6)	3,846,992	6.1%
Mark W. DeYoung (7)	543,629	*
Stephen M. Nolan (8)	19,893	*
Scott D. Chaplin (9)	33,901	*
Stephen S. Clark (10)	2,631	*
Michael Callahan (11)	2,892	*
April H. Foley (12)	8,706	*
Mark A. Gottfredson (13)	1,298	*
Tig H. Krekel (14)	2,108	*
Gary L. McArthur (15)	1,298	*
Robert M. Tarola (16)	1,298	*
All directors and executive officers as a group (10 persons)	617,654	1.0%

* Less than 1%.
(1)
Includes shares covered by stock options exercisable on June 16, 2015, or within 60 days thereafter, for the following beneficial owners: Mark W. DeYoung, 202,746 shares; Stephen M. Nolan, 3,136 shares; Scott D. Chaplin, 16,638 shares; Stephen S. Clark, 0 shares; and all directors and executive officers as a group (10 persons), 222,520 shares.

(2)
Includes shares of restricted common stock with voting rights held by certain directors and executive officers. Also includes shares allocated, as of March 31, 2015, to the accounts of executive officers under the Company's 401(k) Plan.

(3)
Excludes restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015. Excludes deferred stock units without voting rights held by executive officers under the Company's Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days of June 16, 2015. Excludes deferred stock units without voting rights held by directors under the Company's 2014 Stock Incentive Plan because none of the directors has a payment scheduled within 60 days of June 16, 2015. Excludes phantom stock units to be settled in cash that were credited to the accounts of officers who participate in the Company's Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement) upon the Spin-Off in respect of ATK phantom stock units held by such executive officers.

(4)	Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.
(5)
Based on a Schedule 13G filed with the Securities and Exchange Commission on March 9, 2015, reporting beneficial ownership as of February 27, 2015. The Schedule 13G reported that First Eagle Investment Management, LLC (“FEIM”) has sole voting power over 6,689,910 shares and sole dispositive power over 6,928,280 shares. FEIM, a registered investment adviser, is deemed to be the beneficial owner of the 6,928,280 shares as a result of acting as adviser to various clients. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 4,424,582 of the 6,928,280 shares, or 7.0% of the outstanding shares of Vista Outdoor’s common stock. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(6)
Based on a Schedule 13G filed with the Securities and Exchange Commission on March 9, 2015, reporting beneficial ownership as of February 28, 2015. The schedule 13G reported that The London Company (“TLC”), an investment adviser, has sole voting power over 3,484,469 shares, sole dispositive power over 3,484,469 shares, and shared dispositive power over 362,523 shares. The shares as to which the Schedule 13G was filed by TLC are owned by various investment advisory clients of TLC, which is deemed to be a beneficial owner of those shares due to its discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. No individual client of TLC holds more than 5% of the outstanding shares of Vista Outdoor’s common stock. The address of TLC is 1801 Bayberry Court, Suite 301, Richmond, Virginia 23226.

(7)
Excludes 76,210 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015. Excludes 20,336 deferred stock units without voting rights held under the Company's Nonqualified Deferred Compensation Plan because no payment of the corresponding shares is scheduled within 60 days of June 16, 2015. Excludes 5,260 phantom stock units to be settled in cash that were credited to Mr. DeYoung's account under the Company's Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement) upon the Spin-Off in respect of ATK phantom stock units held by such executive officers.

(8)	Excludes 17,016 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.
(9)	Excludes 22,029 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.
(10)	Excludes 9,367 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.
(11)	Excludes 2,576 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.
(12)
Excludes 2,576 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015. Excludes 3,524 deferred stock units without voting rights held under the Company's 2014 Stock Incentive Plan because no payment of the corresponding shares is scheduled within 60 days of June 16, 2015.

(13)	Excludes 2,576 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.
(14)
Excludes 2,576 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015. Excludes 13,613 deferred stock units without voting rights held under the Company's 2014 Stock Incentive Plan because no payment of the corresponding shares is scheduled within 60 days of June 16, 2015.

(15)	Excludes 2,576 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.
(16)	Excludes 2,576 restricted stock units without voting rights under our 2014 Stock Incentive Plan that will not vest within 60 days of June 16, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as beneficial owners of more than 10% of the Company's common stock, to file initial reports of ownership and reports of changes in ownership of Company securities with the Securities and Exchange Commission. Directors, executive officers, and beneficial owners of more than 10% of the Company's common stock are required to furnish us with copies of these reports. Based solely on a review of these reports, written representations from our directors and executive officers, and applicable regulations, we believe that all required reports for fiscal year 2015 were timely filed.

CORPORATE GOVERNANCE AT VISTA OUTDOOR INC.

Corporate Governance Guidelines
Our Board of Directors and management are committed to effective corporate governance practices. Our Guidelines on Corporate Governance describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Guidelines on Corporate Governance and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.
Our Guidelines on Corporate Governance are available on our website at www.vistaoutdoor.com by selecting Investors and then Corporate Governance.
Code of Business Ethics
The Company's Board of Directors has adopted a written code of business ethics which applies to all directors, officers and employees. Our Code of Business Ethics is available on our website at www.vistaoutdoor.com by selecting Investors and then Corporate Governance.
Communications with Directors
Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.vistaoutdoor.com by selecting Investors, then Corporate Governance and then Contact Directors.
Any concerns about the Company's accounting, internal controls or auditing matters will be referred to the Audit Committee of the Board of Directors. Other communications sent to the Board of Directors will first be reviewed by the Company's Corporate Secretary, and the Corporate Secretary may elect not to refer the following types of communications to the Board:

•	Product inquiries or suggestions,

•	Employee complaints that are neither significant nor material, and

•	Routine complaints regarding the Company's products.
The Company maintains a record of all communications to the Board, which Board members may review at any time upon request. Furthermore, the Company's Senior Vice President, General Counsel and Secretary provides a quarterly summary to the Chair of the Nominating and Governance Committee of all communications sent to the Board. The following items are not forwarded to the Board: job inquiries; spam or junk mail; surveys; and business solicitations or advertisements.
Director Independence
Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the current directors, other than Mark W. DeYoung, has no material relationship with the Company and is independent. Our Audit, Nominating and Governance, and Compensation Committees are each composed only of independent directors.
Annually, each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must also complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. Our Nominating and Governance Committee reviews transactions and relationships disclosed in the director questionnaires. The Board of Directors makes a formal determination regarding each director's independence.
In order to qualify as independent, a director must meet each of the New York Stock Exchange's five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no relationship with the Company that is material to that director’s ability to be independent from management. The Nominating and Governance Committee and the Board reviewed transactions and relationships between the Company and our directors, their immediate family members, and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no material relationship with the Company.

The Vista Outdoor Inc. Board of Directors

Name	Age
Mark W. DeYoung	56
Mark W. DeYoung, Chairman and CEO, previously served as President and CEO of ATK. Mr. DeYoung joined ATK in 1985 and has 30 years of extensive experience in finance, operations, facility management, and executive leadership, including business startup and turnarounds. Mr. DeYoung developed the company’s successful strategy to grow the portfolio through successful acquisitions. He also initiated and led the effort for the successful spin-off of Vista Outdoor and the merger of ATK’s Aerospace and Defense Groups with Orbital Sciences Corporation to create Orbital ATK. Mr. DeYoung currently serves as a director of Orbital ATK. Mr. DeYoung has been selected to serve as a director due to his intimate knowledge of our business based on his role as CEO and his extensive operational, marketing, and financial experience gained through his many senior leadership positions at ATK.

Michael Callahan	65
Mr. Callahan has been the President and Chief Executive Officer of Aspen Partners, a Utah-based consultant to the outdoor sporting industry, since 2008. From 1990 until his retirement in 2008, Mr. Callahan served in various merchandising, marketing, management and senior executive positions with Cabela’s, Inc., most recently as Senior Vice President Business Development & International Operations. Prior to joining Cabela’s, Mr. Callahan spent 15 years working in the outdoor recreation industry. Mr. Callahan has been selected to serve as a director due to his operational, marketing and leadership experience gained through various senior positions in the sporting goods and outdoor industry. Mr. Callahan serves as Lead Independent Director and as a member of the Audit Committee and the Compensation Committee.

April H. Foley	67
Ambassador Foley served with the U.S. State Department as the Ambassador to Hungary from 2006-2009. Before her diplomatic service, she was First Vice President and Vice Chairman, and a member of the Board of Directors, of the Export-Import Bank of the United States from 2003-2005. She also served as Director of Business Planning of PepsiCo, Inc. from 1981-1993. She is also a director of Xerium Technologies, Inc. Ambassador Foley has been selected to serve as a director due to her global and government experience through her service as an Ambassador and experience in the analysis of financial performance and business plans. Ambassador Foley serves as a member of the Audit Committee and the Nominating and Governance Committee.

Mark A. Gottfredson	57
Mr. Gottfredson is a leader in and was the former head of Bain & Company, Inc.’s performance improvement practice. He recently led an engagement for the World Bank related to international trade and has worked with business leaders from many leading international corporations. He served on Bain’s board from 2008 to 2012. He is also a director and member of the Audit Committee of Emerge Energy Services LP. Mr. Gottfredson has been selected to serve as director based on his extensive experience and proven ability advising boards and management on strategic decision making and business performance. Mr. Gottfredson serves as member of the Compensation Committee and the Nominating and Governance Committee.

Name	Age
Tig H. Krekel	61
Mr. Krekel is Chairman and Founding Partner of Hudson Group, a South Carolina advisory services firm. He was the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, from 2003 to 2012. Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems, the world’s largest manufacturer of commercial and military communications satellites. Mr. Krekel serves as a director on the board of Orbital ATK Inc. Mr. Krekel has been selected to serve as a director due to his leadership, industry and financial experience as former chief executive officer of several large and complex businesses and corporate governance experience. Mr. Krekel serves as chairman of the Nominating and Governance Committee and as a member of the Audit Committee.

Gary L. McArthur	55
Mr. McArthur recently joined CH2M Hill, an engineering company that provides consulting, design and operations services, as Executive Vice President and Chief Financial Officer. Prior to joining CH2M Hill, he worked more than 15 years for Harris Corporation, an international telecommunications equipment company, where he most recently served as Senior Vice President and Chief Financial Officer. Mr. McArthur has also been associated with Nextel Communications, Inc., Lehman Brothers, Inc. and Deloitte & Touche LLP and served on the boards of Terion Inc. and Live TV Co. Ltd. Mr. McArthur has been selected to serve as a director due to his extensive financial, management and complex problem solving experience. Mr. McArthur serves as chairman of the Compensation Committee and as a member of the Audit Committee.

Robert M. Tarola	65
Mr. Tarola is currently the president of Right Advisory LLC, a firm whose clients have included large, sophisticated companies. He currently serves as Chief Financial Officer of the Southcoast Health System. Prior to his role with Southcoast, Mr. Tarola was associated with The Howard University where he served as CFO for four years. Prior to his time with Howard, he served as Chief Financial Officer for W.R. Grace & Co. for almost 10 years. Prior to W.R. Grace, he served as Chief Financial Officer of MedStar Health, Inc. and was an audit partner at PricewaterhouseCoopers LLP. He currently serves on the board of Legg Mason Mutual Funds, XBRL International Inc., The American Kidney Fund and previously served on the board of TeleTech Holdings Inc. and is a CPA. Mr. Tarola has been selected to serve as director based on his extensive management experience and deep financial expertise. Mr. Tarola serves as chairman of the Audit Committee and as a member of the Nominating and Governance Committee.

Organization of the Board of Directors

Board Classification

The Company's Board of Directors is divided into three classes. Mr. Callahan, Mr. McArthur and Mr. Tarola were designated as Class I directors upon completion of the Spin-Off, and have initial terms expiring at the annual meeting of stockholders on August 11, 2015. These directors have been nominated by the Board of Directors for reelection at that meeting, as described below under "Proposal 1 - Election of Directors". Ambassador Foley and Mr. Krekel have been designated as Class II directors and have terms expiring at the Company's annual meeting of stockholders to be held in 2016. Mr. DeYoung and Mr. Gottfredson have been designated as Class III directors and have terms expiring at the Company's annual meeting of stockholders in 2017.

Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. At any meeting of stockholders for the election of directors at which a quorum is present, a director will be elected if the votes cast in favor of such nominee’s election exceed the votes cast against, or withheld with respect to, such nominee; provided, however, that, if the Secretary of Vista Outdoor receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in the Company's amended and restated bylaws and such nomination has not validly been withdrawn, directors shall be elected by a plurality of the votes cast.

Chairman and Chief Executive Officer

The Company's Corporate Governance Guidelines allow the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals, as the Company's Board of Directors deems appropriate. In light of Mr. DeYoung's deep experience in the development of Vista Outdoor's business and strategic vision as a stand-alone company, the Company's Board of Directors strongly believes that it is in the Company’s best interest to have him serve as the Company's Chairman and Chief Executive Officer. Mr. DeYoung served as Chief Executive Officer of ATK from 2010-2015 and successfully led ATK and the Company through the Spin-Off and concurrent merger of ATK's Aerospace and Defense Business with Orbital Sciences Corporation. As CEO of ATK, Mr. DeYoung also successfully completed the strategic acquisitions of Caliber Company (parent company of Savage Arms) and Bushnell Group Holdings, Inc., which include key brands within the Company's portfolio.

Lead Independent Director

The Company's Board of Directors maintains strong independent leadership through an active and empowered Lead Independent Director. The Company's independent directors appointed Mr. Callahan as lead independent director shortly following the Spin-Off. As lead independent director, Mr. Callahan chairs executive sessions and other meetings of the independent directors and communicates, as appropriate, the results of those sessions or meetings to the Chairman, the Board and the Company's management. The lead independent director’s other responsibilities are set forth in a lead independent director charter, that is available on the Company's website at www.vistaoutdoor.com by selecting Investors and then Corporate Governance.

Meetings of the Board
The Company's Board of Directors holds four regularly scheduled meetings each fiscal year. Following the Spin-Off, in fiscal year 2015, the Board of Directors held four meetings. The independent directors of the Board meet in executive session at each regularly scheduled Board meeting. As a general practice, Board members are expected to also attend our annual meetings of stockholders. Each director attended all of the meetings of the Board and applicable committees held following the Spin-Off in fiscal year 2015.
Committees of the Board of Directors
The Board of Directors has established three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, in connection with the discharge of its responsibilities. Each member of these committees meets the independence requirements set forth in the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange and other requirements set forth in the applicable committee charters, which are available on the Company's website at www.vistaoutdoor.com by selecting Investors and then Corporate Governance.

Audit Committee

Members:	Robert M. Tarola, Chair	April H. Foley
	Michael Callahan	Tig. H. Krekel
Gary L. McArthur

The Audit Committee is primarily responsible for the integrity of the Company's consolidated financial statements, the Company's compliance with legal and regulatory requirements and the independence, qualifications and performance of the Company's independent registered public accounting firm. Specifically, these duties include: selecting and overseeing the Company's independent registered public accounting firm; reviewing the scope of the audit to be conducted by such firm, as well as the results of its audit; overseeing the Company's financial reporting activities, including the Company's annual and quarterly reports to shareholders and the accounting standards and principles followed; overseeing the Company's compliance with its Code of Business Ethics; overseeing the Company's financial reporting process; approving audit and non-audit services provided to the Company by the independent registered public accounting firm; evaluating requests for waivers related to the Code of Business Ethics; overseeing the Company's legal and regulatory compliance; overseeing the Company's disclosure and internal controls; and preparing the report of the Audit Committee required by the rules and regulations of the Securities and Exchange Commission and included in this Proxy Statement. The Audit Committee is also responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks.
All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Tarola as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee holds four regularly scheduled meetings each fiscal year. Following the Spin-Off, in fiscal year 2015, the Audit Committee held two meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly scheduled meetings and periodically meets separately with management.
Compensation Committee

Members:	Gary L. McArthur, Chair	Mark. A Gottfredson
Michael Callahan

The Compensation Committee carries out the responsibilities delegated by the Board of Directors relating to the review and determination of executive compensation, and approves or recommends, as applicable, compensation and incentive plans and programs. The Compensation Committee also produces an annual report regarding executive compensation that has been included in this Proxy Statement. The Compensation Committee also evaluates the performance of the Chief Executive Officer and other executive officers in light of established Company goals and objectives at least once per year and, based on these evaluations, approves (or make recommendations to the Board of Directors regarding approval when appropriate) the compensation of the Company's Chief Executive Officer and other executive officers. The Compensation Committee is also responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. In addition, the Compensation committee has the sole authority to retain or obtain the advice of compensation consultants and other advisors and to determine the services to be provided and the fees for such services. The Compensation Committee also considers the independence of compensation consultants and other advisors and assesses whether the work of any compensation consultant or advisor raises any conflict of interest.
All of the Compensation Committee members meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Compensation Committee holds four regularly scheduled meetings each fiscal year. Following the Spin-Off, in fiscal year 2015, the Compensation Committee held four meetings. Additional information regarding the Committee's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."
Nominating and Governance Committee

Members:	Tig H. Krekel, Chair	April H. Foley
	Mark. A Gottfredson	Robert M. Tarola

The Company's Nominating and Governance Committee is responsible for considering and reporting periodically to the Board of Directors on matters relating to the identification, selection and qualification of members of the Board of Directors and candidates nominated to the Board of Directors. The Nominating and Governance Committee also advises and makes recommendations to the Board of Directors with respect to corporate governance matters and oversees annual evaluations of the Board of Directors. The Nominating and Governance committee also receives and reviews, in accordance with the Company's amended and restated bylaws, stockholder recommendations for director candidates. The Nominating and Governance Committee periodically reviews the Company's policies related to such recommendations. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company's Guidelines on Corporate Governance, also manages risks associated with the independence of the Board of Directors and potential conflicts of interest.
All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee holds two regularly scheduled meetings each fiscal year. Following the Spin-Off, in fiscal year 2015, the Nominating and Governance Committee held one meeting.
Director Qualifications and Selection Process
The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Nominating and Governance Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Nominating and Governance Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the candidates who best meet the Board's needs. The Nominating and Governance Committee then recommends to the Board the director nominees for election to the Board.
In evaluating potential director nominees, the Nominating and Governance Committee seeks to ensure that the Board of Directors includes a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, governmental/regulatory, leadership and industry experience, sufficient to provide sound and prudent guidance with respect to the Company's operations and interests.

The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Corporate Secretary, Vista Outdoor Inc., 938 University Park Blvd., Suite 200, Clearfield, Utah 84015. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.
The Board's Role in Risk Oversight
While the Company's management is responsible for the day-to-day management of risks, the Board of Directors has broad oversight responsibility for the Company's risk management programs. The Board of Directors exercises risk management oversight and control, both directly and indirectly through board committees. The Board of Directors regularly reviews information regarding the Company's credit, liquidity and operations, including the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks, including the steps we have taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining our Guidelines on Corporate Governance, manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and by the Chief Executive Officer about the known risks to the Company's strategy and business.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever served as an officer or employee of the Company or ATK or has any relationships with the Company requiring disclosure below under the heading "Related Person Transactions." Since the beginning of the last fiscal year, no executive officer of the Company has served on the compensation committee or board of any company that employs a director of the Company.
Stock Ownership Guideline for Non-Employee Directors
The Board has established a stock ownership guideline for non-employee directors of a number of shares of Vista Outdoor common stock equal in value to five (5) times the amount of the annual cash retainer paid to members of the Board of Directors, or $375,000. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders. Shares of Vista Outdoor common stock owned outright, and restricted stock and deferred stock units granted under the Company's 2014 Stock Incentive Plan are all counted for the purpose of meeting the stock ownership guideline.

RELATED PERSON TRANSACTIONS
The Company is required to disclose material transactions by Vista Outdoor in which ‘‘related persons’’ have a direct or indirect material interest. Related persons include any director, nominee for director, executive officer of Vista Outdoor, any immediate family members of such persons and any persons known by Vista Outdoor to be beneficial owners of more than 5% of Vista Outdoor’s voting securities. Based on information available to the Company and provided by the Company’s directors and executive officers, the Company does not believe that there were any transactions in effect or proposed to be entered into as of the date of this Proxy Statement that would be required to be disclosed as a “related person transaction” pursuant to the SEC’s rules.
The Company has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving the Company and its directors, nominees for director, executive officers, any immediate family members of such persons and any persons known by Vista Outdoor to be beneficial owners of more than 5% of the Company’s voting securities. Pursuant to the Company's Related Person Transactions Policy, the Nominating and Governance Committee is responsible for approving or ratifying, as applicable, any transactions with related persons that would be disclosable pursuant to applicable Securities and Exchange Commission rules. The Nominating and Governance Committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director's or officer's relationship to or interest in the transaction. The Nominating and Governance Committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. Any member of the Nominating and Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee's discussions of the transaction.

DIRECTOR COMPENSATION
Summary Compensation Information
Only non-employee directors receive compensation for service on the Board of Directors. The compensation paid to the Company's non-employee directors for the last fiscal year was as follows:

•	an award of restricted stock valued at $110,000 at the time of grant following each annual meeting of stockholders;

•	an annual cash retainer of $75,000, with no additional fees paid for Board and committee meetings attended;

•	an annual cash retainer of $25,000 for the Lead Independent Director of the Board (Michael Callahan);

•	an annual cash retainer of $20,000 for the Chair of the Audit Committee, $15,000 for the Chair of the Compensation Committee, and $10,000 for the Chair of the Nominating and Governance Committee; and

•
an annual cash retainer of $10,000 for each other member of the Audit Committee, $7,500 for each other member of the Compensation Committee, and $5,000 for each other member of the Nominating and Governance Committee.

Cash amounts are paid annually in a lump sum following the annual meeting of stockholders.
As described more fully in the table below, in fiscal year 2015 the Company's non-employee directors received a portion of the annual restricted stock award and cash retainers described above, prorated for service on the Board of Directors from the date of their appointment to the Vista Outdoor Board of Directors through the date of the 2015 annual meeting of Company stockholders (August 11, 2015).
Following the Spin-Off, the Company's non-employee directors also received a one-time grant of restricted stock units (a “Director Staking Grant”) valued at $110,000. The Director Staking Grants were awarded as a means of ensuring robust initial equity ownership among the Company's non-employee directors following the Spin-Off. The number of restricted stock units granted to each non-employee director as a Director Staking Grant was determined by dividing the approved award value ($110,000) by the average fair market value of a share of the Company’s common stock over the 30-calendar day period immediately following the Spin-Off, rounded down to the nearest whole share. The Director Staking Grants vest in three equal installments on the first, second and third anniversaries of the grant date.
Non-Employee Director Restricted Stock Awards
As described above, each non-employee director receives an award of restricted common stock under the Company's 2014 Stock Incentive Plan following each annual meeting of stockholders. The stock awards have a market value of $110,000, as determined by the closing market price of Vista Outdoor common stock on the date of grant.
Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

•	the first anniversary of the award date;

•	the retirement of the director from the Board;

•	the termination of the director's service on the Board because of disability or death; or

•	the termination of the director's service on the Board following a change in control of Vista Outdoor.
Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period. If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.
Non-employee directors may elect to defer receipt of the restricted stock and receive deferred stock units. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of Vista Outdoor with respect to deferred stock units. Payment of deferred stock units will be made in a lump sum in an equal number of shares of unrestricted common stock upon the time specified in the director's deferral election or, if earlier, the director's termination of service on the Board of Directors.

Expense Reimbursement
Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Director Compensation
The following table shows the annual retainer and fees earned by the Company's non-employee directors in fiscal year 2015 and either paid in cash or deferred at the election of the director. The table also shows the aggregate grant date fair value of stock awards computed in accordance with generally accepted accounting principles in the United States. Additional information regarding the restricted stock awards and deferred stock units is described in footnote 2 below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Michael Callahan	$15,123	$110,124	$—	$125,247
April H. Foley	$1,260	$110,124	$—	$111,384
Mark A. Gottfredson	$44,109	$165,614	$—	$209,723
Tig H. Krekel	$51,013	$169,247	$—	$220,260
Gary L. McArthur	$50,410	$165,614	$—	$216,024
Robert M. Tarola	$50,410	$165,614	$—	$216,024

(1)
The Company's non-employee directors received prorated annual cash retainers for 2015, calculated as follows: (1) directors who did not receive a cash retainer prior to the Spin-Off for service on the Board of Directors of ATK (Mr. Gottfredson, Mr. MacArthur and Mr. Tarola) and directors who serve on both the Board of Directors of ATK and the Board of Directors of Vista Outdoor (Mr. Krekel) received a prorated portion of their full annual cash retainer for service on the Board of Directors and any relevant committees from their date of appointment to the date of the Company's 2015 annual stockholders meeting (Aug. 11, 2015); (2) directors who previously received a cash retainer for service on the Board of Directors of ATK but no longer serve on that board (Ambassador Foley and Mr. Callahan) received a prorated portion of the difference between the annual cash retainer they received from ATK and the annual cash retainer they are entitled to for service on the Board of Directors of Vista Outdoor (including committee and lead independent director retainers) from their date of appointment to the date of the Company's 2015 annual stockholders meeting (Aug. 11, 2015).

(2)
This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts represent restricted stock awards and grants of restricted stock units and deferred stock units that are paid in shares of Vista Outdoor common stock and calculated based on the number of shares granted multiplied by the closing price per share of Vista Outdoor common stock on the date of grant. (The amounts do not reflect the actual amounts that may be realized by the directors.)

This column includes the grant date value of the Director Staking Grant and any prorated annual grant of restricted stock received by each non-employee director in fiscal year 2015. The number of restricted stock units granted to each non-employee director as a Director Staking Grant was determined by dividing the approved award value ($110,000) by the average fair market value of a share of the Company’s common stock over the 30-calendar day period immediately following the Spin-Off, rounded down to the nearest whole share, which resulted in a grant of 2,576 restricted stock units for each non-employee director.
Certain of the Company's non-employee directors also received prorated annual restricted stock awards for 2015, calculated as follows: (1) directors who did not receive an annual award of ATK restricted stock prior to the Spin-Off for service on the Board of Directors of ATK (Mr. Gottfredson, Mr. MacArthur and Mr. Tarola) and directors who serve on both the Board of Directors of ATK and the Board of Directors of Vista Outdoor (Mr. Krekel) received a prorated portion of their full annual Vista Outdoor restricted stock award for service on the Board of Directors from their date of appointment to the date of the Company's 2015 annual stockholders meeting (Aug. 11, 2015); and (2) directors who previously received an award of ATK restricted stock for service on the Board of Directors of ATK but no longer serve on that board (Ambassador Foley and Mr. Callahan) did not receive a prorated annual award of Vista Outdoor common stock. The prorated annual equity award made to Mr. Krekel was made in the form of deferred stock units pursuant to an existing deferral election made by Mr. Krekel.

The following table shows the total number of shares of restricted stock, restricted stock units and deferred stock units granted to each non-employee director during the fiscal year ended March 31, 2015 and the closing price per share of Vista Outdoor common stock on the date of grant.

Name	Grant Date	Number of Shares of Stock or Units	Closing Price on Grant Date
Michael Callahan	3/23/2015	2,576	$42.75
April H. Foley	3/23/2015	2,576	$42.75
Mark A. Gottfredson	3/23/2015	3,874	$42.75
Tig H. Krekel	3/23/2015	3,959	$42.75
Gary L. McArthur	3/23/2015	3,874	$42.75
Robert M. Tarola	3/23/2015	3,874	$42.75

(3)	The aggregate number of shares of restricted Vista Outdoor common stock, restricted stock units and deferred stock units held by each non-employee director as of March 31, 2015 were as follows:

Name	Shares of Restricted Stock and Restricted Stock Units	Deferred Stock Units
Michael Callahan	4,060	—
April H. Foley	2,576	3,524
Mark A. Gottfredson	3,874	—
Tig H. Krekel	2,576	13,613
Gary L. McArthur	3,874	—
Robert M. Tarola	3,874	—

(4)	None of the non-employee directors received an aggregate of $10,000 or more of perquisites or other personal benefits from the Company in fiscal year 2015.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Introduction
This Compensation Discussion and Analysis explains how our Compensation Committee (the “Committee”) made decisions related to the compensation for our executive officers, including the executive officers named in this proxy statement. In addition, this section discusses certain compensation decisions initially made by the Personnel and Compensation Committee (the “ATK Committee”) of the Board of Directors of ATK prior to the Spin-Off of the Company from ATK on February 9, 2015, as well as certain provisions of the Transaction Agreement, dated as of April 28, 2014 (the “Transaction Agreement”), by and among the Company, Vista Merger Sub Inc. (a subsidiary of ATK), and Orbital Sciences Corporation, which provided for the Spin-Off and related transactions. The decisions by the ATK Committee and provisions of the Transactions Agreement discussed herein affected compensation paid to our named executive officers for the fiscal year ended March 31, 2015 (referred to as fiscal year 2015).
Our "named executive officers" for fiscal year 2015 are:

•	Mark W. DeYoung, Chairman and Chief Executive Officer

•	Stephen M. Nolan, Senior Vice President and Chief Financial Officer

•	Scott D. Chaplin, Senior Vice President, General Counsel and Secretary

•	Stephen S. Clark, Senior Vice President, Human Resources and Corporate Services
Company Performance in Fiscal 2015
In fiscal 2015, the Company successfully completed its Spin-Off from ATK, resulting in a new publicly traded company with a strong balance sheet, seasoned leadership team, and a powerful and unique portfolio of more than 30 widely recognized brands. The Company's results for fiscal year 2015 were in line with management's expectations, and reflect incremental standalone company costs, stock-based compensation charges and Spin-Off transaction-related expenses. The Company's fiscal year 2015 results also reflected an ongoing correction in the shooting sports market. Key financial results in fiscal year 2015 included:

•	Sales of $2.08 billion, up 11 percent from the prior year.

•	Gross profit of $529 million, up 13 percent from the prior year.

•	Operating profit of $184 million, compared to $234 million in the prior year.

•	Fully diluted earnings per share of $1.25, compared to $2.09 in the prior year.

In addition, following the Spin-Off the Company's Board of Directors authorized a repurchase program for up to $200 million of the Company’s common stock. Pursuant to this program the Company repurchased 162,000 shares of common stock for $6.9 million in the fourth quarter of fiscal year 2015.

The Committee believes that the actions taken by the named executive officers in connection with the Spin-Off and throughout fiscal year 2015 have positioned the Company to deliver strong, sustainable financial and operating performance over the long-term.
Key Compensation Decisions for Fiscal Year 2016 and Beyond
In fiscal year 2016, the Company’s management will devote their time and attention and the Company’s financial resources to the development and implementation of corporate strategies and policies that are based on the specific business characteristics of Vista Outdoor. As a result, the Committee has established a compensation strategy for the Company that reflects the size, market segment, growth opportunity and operational strategy, among other factors, applicable to Vista Outdoor as a stand-alone company, each of which is different from that of ATK. As discussed in more detail below, this compensation strategy is designed to enable the Company to attract, motivate and retain a talented executive leadership group that is dedicated to the long-term interests of our shareholders. In furtherance of this compensation strategy, the Committee took the following actions after the Spin-Off, each of which is described in more detail below:

•
The Committee approved one-time initial equity grants to the Company's named executive officers and certain other key Company employees to create immediate alignment between the long-term interests of management and the Company’s shareholders following the Spin-Off.

•
With assistance from Semler Brossy Consulting Group, LLC ("Semler Brossy"), the Committee reviewed the Company's initial compensation program, which was previously approved by the ATK Committee, against the compensation programs offered by a peer group made up of 14 consumer products companies of comparable size and business focus. Following this review, the Committee approved certain changes to the base salaries and perquisite packages offered to the Company's named executive officers, but determined that no other significant changes were necessary to the initial compensation packages approved by the ATK Committee.

•
The Committee approved a diversified mix of types of long-term incentive awards for fiscal year 2016, comprised of performance shares, restricted stock and stock options, in order to achieve the objective of rewarding performance while motivating the Company's leadership team to create long-term shareholder value.

•
The Committee approved certain modifications to the calculation of Return on Invested Capital (from the calculation previously used by ATK for performance awards) for purposes of determining payouts under the Company's fiscal year 2016-2018 long-term incentive performance share awards. The changes were designed to better align the Company's long-term incentive program with the Company's growth strategy.

Compensation paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin in fiscal year 2015 is discussed in detail below but should not be viewed as indicative of the compensation that will be paid to those named executive officers by the Company in future periods for several reasons. First, a significant portion of the compensation paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin for the fiscal year ended March 31, 2015, as well as the performance goals applicable to their annual cash incentive compensation, was set by the ATK Committee based on those executives’ previous roles at ATK and on the financial and operating performance of ATK as a whole. Following the Spin-Off, the Committee approved certain changes to the compensation packages paid to these executives by ATK, but did not change the performance goals applicable to those executives’ annual cash incentive compensation for fiscal year 2015. Second, certain other compensation paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin in fiscal year 2015 as described below was largely driven by considerations related to the completion of the Spin-Off and assembly of a qualified executive team to lead the Company following the Spin-Off. Furthermore, the effect of the Spin-Off on Mr. DeYoung's, Mr. Nolan's and Mr. Chaplin's outstanding grants of ATK equity awards also had a significant impact on their realized compensation for fiscal year 2015.
Executive Compensation Philosophy
The overall objective of the Company’s executive compensation program is the same as the goal for operating the Company: to create long-term shareholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented executive leadership group that is dedicated to the long-term interests of our shareholders.
Significant elements of our executive officers' compensation are tied to financial and operating performance and are intended to drive sustained long-term shareholder value. The charts below illustrate the portion of the executives' total direct compensation tied to performance measures and stock performance. Long-term incentives are delivered in the form of performance shares, stock options and restricted stock awards.

Executive compensation decisions are based on three fundamental principles:

1.
Performance based--Incentive compensation is designed to drive strong financial performance with the intent of creating shareholder value. Executive compensation varies in relation to the Company’s financial performance and stock price performance.

2.	Aligned with shareholder interests--Vista Outdoor will achieve the best results for its shareholders when its executives act and are rewarded as owners in the business.

•
A significant portion of our total executive pay opportunities comes through equity-based incentives - over 60% of the total opportunity for our Chief Executive Officer, and over 40% for our other named executive officers.

•	Executive officers are required to retain at least 50% of the net shares (remaining after taxes are withheld) received as compensation and to hold such shares until the executive leaves the Company.

3.
Designed to attract and retain quality talent--Vista Outdoor must offer a competitive total compensation package to our executives in order to attract and retain a talented executive leadership group. To ensure that we remain competitive and promote executive retention, Vista Outdoor regularly reviews competitive market information for both direct and indirect compensation.

•
Total direct compensation (base salary, annual incentive, long-term incentive) is benchmarked against a company specific peer group of close business competitors of comparable size. This custom peer group is referred to as the "Compensation Peer Group." We also reference reported information from leading compensation surveys when assessing the competitiveness of our executive pay opportunities. The Company's process for determining compensation is described in more detail below.

•	Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefit review and benchmarking process.

The objectives and principles described above have informed the Committee's decisions with respect to fiscal year 2016 compensation to be paid to our named executive officers. These objectives and principles also informed decisions made by the ATK Committee with respect to Mr. DeYoung's, Mr. Nolan's and Mr. Chaplin's fiscal year 2015 compensation as employees of ATK.

Key Governance Principles and Executive Compensation Practices

•	Vista Outdoor recoupment (clawback) policy reserves the right of the Committee to recoup incentive awards from executive officers if there is a material restatement of the Company's financial results.

•	No stock options granted with an exercise price below market value on the date of grant.

•	No repricing of equity awards without shareholder approval, except in the case of certain stock splits, spin-offs or other forms of equity restructuring.

•	A double-trigger provision in our change-in-control severance plan, and no tax gross-ups paid on change-in-control benefits.

•	A stock holding requirement for executive officers.

•	No hedging or pledging of Vista Outdoor stock by our directors and officers.

•	Retention by the Committee of a compensation consultant to provide independent, third-party advice on executive compensation.

Determination of Compensation
The Committee consists entirely of independent directors and is responsible for setting the Company’s compensation policies and approving the compensation paid to executive officers.
During fiscal year 2014, ATK’s Personnel and Compensation Committee selected Semler Brossy Consulting Group, LLC ("Semler Brossy") as their new compensation consultant replacing Towers Watson who had been their consultant for several years. The Committee decided to retain Semler Brossy for the Company’s first fiscal year (fiscal year 2016) following the Spin-Off.
Before the Committee approves compensation for the Company’s named executive officers for a fiscal year, it will review the Company’s executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance. The Company uses a Compensation Peer Group to benchmark executive compensation for officers in similar positions at comparable companies.
Prior to the Spin-Off, the ATK Committee, with the help of Semler Brossy, created a Compensation Peer Group for Vista Outdoor. The peer group is made up of 14 consumer products companies with comparable sizes and business focus. Key characteristics of the Compensation Peer Group include 1) highly engineered products, 2) a clear focus on branding and 3) a consumer-oriented business model. For fiscal year 2016, the Compensation Peer Group consists of the following 14 companies:

Vista Outdoor Compensation Peer Group
Data as of April 2015

		Trailing 4 Quarter Revenue	Market Cap as of April 2015
Company	Industry	(millions)	(millions)
Vista Outdoor	Leisure Products	$2,083	$2,840

Summary statistics
75th Percentile		$3,816	$6,298
Median		$2,431	$3,683
25th Percentile		$994	$860

Jarden Corp.	Household Durables	$8,286	$9,825
Dick's Sporting Goods, Inc.	Specialty Retail	$6,814	$6,700
Polaris Industries Inc.	Leisure Products	$4,625	$9,328
Brunswick Corp.	Leisure Products	$3,839	$5,093
Cabela's, Inc.	Specialty Retail	$3,749	$3,840
Garmin Ltd.	Household Durables	$2,871	$9,617
Wolverine World Wide, Inc.	Textiles Apparel & Luxury Goods	$2,761	$3,527
Columbia Sportswear Co.	Textiles Apparel & Luxury Goods	$2,101	$4,531
Deckers Outdoor Corp.	Textiles Apparel & Luxury Goods	$1,771	$2,603
Quiksilver, Inc.	Textiles Apparel & Luxury Goods	$1,519	$286
Callaway Golf Co.	Leisure Products	$819	$759
Arctic Cat, Inc.	Leisure Products	$745	$464
Sturm, Ruger & Co., Inc.	Leisure Products	$544	$1,036
Smith & Wesson Holding Corp.	Leisure Products	$541	$801

In addition to the Compensation Peer Group, the Committee also references reported pay data from leading compensation surveys. For fiscal year 2016 compensation decisions, the Committee referenced the 2014 Towers Watson CDB Executive Compensation Database.
The ATK Committee reviewed multiple market reference points for each executive officer as a guide to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives) for each executive officer position immediately following the Spin-Off. The data for each position was compared to the current compensation levels of the respective executive officers, and ATK's CEO then made recommendations to the ATK Committee on the pay levels for officers (other than himself) based on the CEO's assessment of the officer's performance.
The Committee will continue to evaluate the Compensation Peer Group to ensure comparability, and may make changes to the Compensation Peer Group for purposes of evaluating the competitiveness of the Company’s executive compensation program for fiscal year 2016 and future periods. The Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market references. The level of compensation for the Company’s CEO is determined solely by the Committee, with information and support from Semler Brossy.
Elements of the Company’s Executive Compensation Program
The primary elements of the Company’s executive compensation program are:

Compensation Element	Fundamental Principle Served	Objective	Competitive Positioning
Base salary	Designed to attract and retain quality talent	To provide a fixed level of cash compensation for sustained individual performance, based on level of responsibility, performance, and experience	Targeted at the 50th percentile of the market data described above
Annual incentive	Performance based/aligned with shareholder interests	To focus attention on and reward executives for their contributions to the Company’s annual financial and operational performance	Target payouts are targeted at the 50th percentile of the market data described above
Long-term compensation	Performance based/aligned with shareholder interests	To align management's interests with those of the Company’s shareholders through the use of stock incentive programs that help drive shareholder value over time and support retention of our executives	Target award values are targeted at the 50th percentile of the market data described above
Benefits	Designed to attract and retain quality talent	To provide a competitive total compensation program and support the retention of key executive talent	In line with peers and general market
Perquisites	Designed to attract and retain quality talent	Minimal benefits, with careful consideration to only those where perceived benefit by the executive is greater than the cost to the Company	In line with peers
The various elements afford flexibility in designing an executive compensation package and allow the Committee to focus executive officers' efforts on both short-term and long-term business objectives. Prior to the beginning of each fiscal year, the Committee meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for the Company’s executive officers for the following fiscal year. The Committee approves all grants of equity awards to executive officers, and Vista Outdoor does not backdate, reprice or grant equity awards retroactively.

Certain Compensation Arrangements Adopted in Connection with the Spin-Off
Initial Compensation Packages for Named Executive Officers Following the Spin-Off
Prior to the Spin-Off, the ATK Committee reviewed market compensation data for the Company's Compensation Peer Group with the assistance of Semler Brossy to determine an appropriate initial compensation package to be paid to each of the Company's named executive officers following the Spin-Off. The ATK Committee determined that that the overall value of Mr. DeYoung’s, Mr. Nolan’s and Mr. Chaplin’s initial compensation packages as executive officers of Vista Outdoor should be no less than the overall value of each of their respective compensation packages as executive officers of ATK. Mr. Clark's initial compensation package was determined by the ATK Committee based on consideration of relevant market compensation data from the Compensation Peer Group and the broader pay surveys listed above. Payment of this initial compensation, including base salaries during the period from February 9, 2015 (the date of the Spin-Off) through March 31, 2015, is reflected in the Summary Compensation Table below.
Retention Bonuses
On September 11, 2014, the ATK Committee approved the payment of retention bonuses to Mr. Chaplin and Mr. Nolan, contingent on the successful completion of the Spin-Off and related transactions. Mr. Chaplin's retention bonus in the amount of $649,688 and Mr. Nolan's retention bonus in the amount of $536,250 is payable in two equal installments, the first of which was paid following the Spin-Off and the second of which will be paid on February 9, 2016, subject in each case to Mr. Chaplin's and Mr. Nolan's continued employment as of those dates with Vista Outdoor Inc. These retention bonuses were awarded to secure quality talent for the Company during a period of uncertainty and intense activity that ultimately resulted in the successful completion of the Spin-Off and the assembly of a talented executive team to lead the Company going forward.
Staking Grants
To further align the interests of management and the Company’s shareholders, in March, 2015 the Committee approved a one-time grant of restricted stock to Mr. DeYoung and a one-time grant of restricted stock units to each other named executive officer and certain other key Company employees (a “Staking Grant”). The value of the Staking Grants were initially approved by the ATK Committee prior to the Spin-Off. The Staking Grants were awarded as a means of ensuring robust initial equity ownership among the Company's leadership team so that Company executives are fully engaged and oriented to drive stockholder value going forward following the Spin-Off.
In setting the amount of Mr. DeYoung's staking grant, the ATK Committee evaluated market data provided by Semler Brossy on total compensation packages paid to the chief executive officers of other consumer products companies. Based upon this evaluation, the ATK Committee determined that a reduction in Mr. DeYoung's target annual compensation from the amount of his target annual compensation as Chief Executive Officer of ATK, combined with an up-front Staking Grant, would provide the Company with greater flexibility in managing executive compensation going forward and help ensure alignment between management and shareholder interests immediately following the Spin-Off. The amount of Mr. DeYoung's Staking Grant was set out in his employment agreement with the Company, which was approved by the ATK Committee and executed prior to the Spin-Off. In determining the amount of the Staking Grants paid to the Company's other named executive officers, the ATK Committee, with information and support from Semler Brossy, considered market data on the size of similar up-front equity grants made by other public companies in connection with spin-off transactions.
The number of shares of restricted stock or restricted stock units, as applicable, granted to each named executive officer was determined by dividing the approved equity award value by the average fair market value of a share of the Company’s common stock over the 30-calendar day period immediately following the Spin-Off, rounded down to the nearest whole share. Mr. DeYoung’s Staking Grant vests in equal installments on the first, second, third and fourth anniversaries of the Spin-Off. The Staking Grants made to the Company’s other named executive officers vest in two equal installments on the second and third anniversaries of the grant date. The approved value of the Staking Grant made to each named executive officer and the number of shares of restricted stock or restricted stock units awarded, as applicable, is shown in the table below:

Name	Staking Grant Value	Number of Shares
Mr. DeYoung	$5,000,000	117,096
Mr. Nolan	$550,000	12,880
Mr. Chaplin	$500,000	11,709
Mr. Clark	$400,000	9,367

Conversion of Outstanding ATK Equity Awards
In March 2012, the ATK Committee approved ATK's goals for the fiscal year 2013-2015 performance period. Mr. DeYoung and Mr. Chaplin received ATK performance awards payable in shares of ATK common stock subject to achievement of these performance criteria. Mr. Nolan received an ATK performance award payable in cash subject to these performance criteria. ATK performance awards for the fiscal year 2013-2015 performance period were designed to pay out based on the achievement of performance goals tied to a combination of ATK relative sales growth and three-year average return on invested capital (ROIC), with results subject to certain adjustment factors approved by the ATK committee. Pursuant to the Transaction Agreement, prior to the Spin-Off the ATK Committee determined the performance levels under the goals established for the fiscal year 2013-2015 performance period based on comparisons of peers’ actual performance with a combination of ATK’s actual performance in the first 33 months of the period plus projected performance for the last three months of the period.
After application of the adjustment factors previously approved by the ATK Committee, the ATK Committee approved a payout ratio on fiscal year 2013-2015 performance awards of 165%. Pursuant to the Transaction Agreement, the ATK fiscal year 2013-2015 performance awards previously granted to Mr. DeYoung and Mr. Chaplin were converted to awards of time-vesting restricted stock units of ATK and Vista Outdoor, respectively, with respect to a corresponding number of shares of ATK and Vista Outdoor after giving effect to the Spin-Off distribution ratio of two (2) shares of Vista Outdoor common stock for each share of ATK common stock. The time-vesting Vista Outdoor restricted stock units paid to Mr. DeYoung and Mr. Chaplin in respect of their ATK fiscal year 2013-2015 performance awards vested on March 31, 2015, and this vesting is reflected in the Option Exercises and Stock Vested table in this proxy statement. The ATK fiscal year 2013-2015 performance award previously granted to Mr. Nolan was paid out in cash on March 31, 2015 at the payout ratio described above pursuant to the terms of the underlying ATK performance award, and this payout is included in the Summary Compensation Table below under the "Non-Equity Incentive Plan Compensation" column.
Also pursuant to the Transaction Agreement, Mr. DeYoung, Mr. Nolan and Mr. Chaplin also received Vista Outdoor equity awards in respect of their outstanding ATK equity awards on completion of the Spin-Off as follows:

•
for each outstanding share of restricted ATK common stock, Mr. DeYoung, Mr. Nolan and Mr. Chaplin received, per the Spin-Off distribution ratio, two shares of restricted Vista Outdoor common stock, subject to generally the same terms, including with respect to vesting, as were applicable to ATK restricted share awards prior to the Spin-Off;

•
for each outstanding option to acquire one share of ATK common stock, Mr. DeYoung, Mr. Nolan and Mr. Chaplin received, per the Spin-Off distribution ratio, an option to acquire two shares of Vista Outdoor common stock on generally the same terms, including with respect to vesting and expiration, as were applicable to ATK stock option awards prior to the Spin-Off, and with the applicable exercise prices adjusted to give effect to the relative values of the common stock of Vista Outdoor and ATK immediately following the Spin-Off; and

•
for outstanding ATK fiscal year 2014-2016 and fiscal year 2015-2017 performance share awards, Mr. DeYoung, Mr. Nolan and Mr. Chaplin received Vista Outdoor restricted stock unit awards, with the number of restricted stock units equal, per the Spin-Off distribution ratio, to two times the number of shares of ATK common stock that would have been issued in respect of those ATK performance share awards at the target performance level.

Subject to limited exceptions, all Vista Outdoor restricted stock units awarded to our named executive officers in connection with the Spin-Off carry the same terms and conditions as the ATK performance share awards to which they relate, provided that the vesting criteria were adjusted to provide for solely service-based vesting. Vista Outdoor equity awards received by our named executive officers in respect of previously outstanding ATK equity awards are included below in the Outstanding Equity Grants at Fiscal Year-End table, and any such awards vesting after the Spin-Off and prior to the end of our fiscal year on March 31, 2015 are included below in the Option Exercises and Stock Vested table.
Mr. DeYoung, Mr. Nolan and Mr. Chaplin continue to hold certain ATK equity awards granted to them prior to the Spin-Off. Certain terms of those awards were amended following the Spin-Off as required by the Transaction Agreement, as described in more detail in the Information Statement included as Exhibit 99.1 to the Company's Registration Statement on Form 10, filed with the Securities and Exchange Commission on January 16, 2015.

CEO Employment Agreement

On December 18, 2014, the ATK Committee approved the entry by Vista Outdoor into an employment agreement with Mr. DeYoung (which we refer to as the ‘‘CEO Employment Agreement’’). The CEO Employment Agreement commenced following the Spin-Off and expires after three years, unless sooner terminated pursuant to its terms.

Under the CEO Employment Agreement, Mr. DeYoung will serve as the Chief Executive Officer of Vista Outdoor. The CEO Employment Agreement sets forth Mr. DeYoung's initial base salary following the Spin-Off, which is subject to annual review and adjustment by the Committee. The CEO Employment Agreement also provides that Mr. DeYoung will have an opportunity to earn a performance-based cash bonus for each full fiscal year during the term of the CEO Employment Agreement with a target value of 100% of Mr. DeYoung’s annual base salary. The performance conditions associated with each performance period will be established by the Committee in its sole discretion.

Under the CEO Employment Agreement, Mr. DeYoung is also eligible to participate in the Company's long-term incentive plans and will receive, subject to annual approval by the Committee, annual awards under the plan with an annual grant-date target value no less than $3,500,000. Under the CEO Employment Agreement, Mr. DeYoung's first annual grant of long-term incentive awards will be composed of 50% performance-based stock units, 30% restricted shares and/or time-based stock units and 20% stock options. The terms and conditions of future annual grants, including vesting schedules, will be determined by the Committee in its sole discretion. The performance goals and achievement levels of all performance-based long-term incentive awards granted to Mr. DeYoung will be determined by the Committee in its sole discretion.

Pursuant to the CEO Employment Agreement, Mr. DeYoung also received a one-time Staking Grant of Vista Outdoor restricted shares with a grant date value of $5,000,000, as described in more detail above. This award will vest, subject to certain exceptions, 25% on each of the first, second, third and fourth anniversaries of the Spin-Off, provided Mr. DeYoung remains employed by the Company through the applicable vesting date. As with the Staking Grants awarded to the Company's other named executive officers, the Staking Grant awarded to Mr. DeYoung was awarded as a means of ensuring a strong alignment between Mr. DeYoung's interests and the interests of the Company's shareholders following the Spin-Off. In determining the amount of Mr. DeYoung's Staking Grant, the ATK Committee also considered the step-down in Mr. DeYoung's total annual compensation opportunity at the Company as compared to his previous total annual compensation opportunity at ATK.

The CEO Employment Agreement also includes provisions triggering certain payments and other benefits to Mr. DeYoung in the event that his employment with the Company is terminated under certain scenarios, including in connection with a change in control with respect to the Company. These provisions are described in further detail below under "Potential Payments Upon Termination or Change In Control."

Offer Letters to Other Named Executive Officers

In connection with the Spin-Off, ATK and the Company entered into offer letter agreements (the "NEO Offer Letters") with Mr. Nolan, Mr. Chaplin and Mr. Clark, the material terms of which were approved by the ATK Committee. The NEO Offer Letters set forth each officer's initial title, base salary, and annual and long-term incentive target compensation following the Spin-Off, determined by the ATK Committee as described above. The NEO Offer Letters provide that Mr. Nolan, Mr. Chaplin and Mr. Clark will be employees ‘‘at will’’, and do not provide for any payments or benefits in the event of a termination of Mr. Nolan's, Mr. Chaplin's or Mr. Clark's employment. However, Mr. Nolan, Mr. Chaplin and Mr. Clark are eligible for certain termination payments and benefits under the Company’s Executive Severance Plan and Income Security Plan as described in further detail below. The NEO Offer Letters were conditioned upon the completion of the Spin-Off and upon each officer's executing and complying with certain confidentiality, non-competition and non-solicitation covenants.

Compensation for Fiscal Year 2015
Base Salaries
For fiscal year 2015 prior to February 9, 2015, the base salary paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin and reflected in the Summary Compensation Table below reflects those officers' base salaries as employees of ATK, as in effect prior to the Spin-Off. These base salaries were previously approved by the ATK Committee. Mr. Clark was engaged by ATK as on a contract basis prior to the Spin-Off, and became an executive officer of the Company following the Spin-Off. Base salaries paid to our named executive officers for the period from February 9, 2015 (the date of the Spin-Off) through March 31, 2015 reflect the initial Vista Outdoor compensation package approved for our named executive officers by the ATK Committee as described above.
Annual Incentive Compensation for Fiscal Year 2015
The primary purpose of the fiscal year 2015 annual cash incentive opportunities established for our named executive officers was to motivate and reward those executives for their contributions to ATK's and the Company's performance by making a large portion of their cash compensation variable and dependent upon performance. Annual cash incentive compensation opportunities for fiscal year 2015 for Mr. DeYoung, Mr. Nolan and Mr. Chaplin were initially established by the

ATK Committee. Subsequently, in connection with the Spin-Off and related transactions, amended annual incentive compensation opportunities for the period from February 9, 2015 (the date of the Spin-Off) to March 31, 2015 for all of our named executive officers, including Mr. Clark, were approved by the ATK Committee. These annual cash incentive opportunities were subsequently ratified by the Committee following the Spin-Off.
Annual incentive compensation for the fiscal year ended March 31, 2015 was paid under the Company's Executive Officer Incentive Plan, a cash-based pay-for-performance plan. The Company's Board of Directors adopted the Executive Officer Incentive Plan for the benefit of certain of our employees so that we may provide them with cash incentive compensation based on Vista Outdoor business unit and/or individual performance.
At the beginning of fiscal year 2015, the ATK Committee set annual cash incentive performance goals applicable to Mr. DeYoung, Mr. Nolan and Mr. Chaplin for the fiscal year ending March 31, 2015 that were based on ATK's fiscal year 2015 earnings before interest and taxes ("EBIT"), sales and free cash flow. The weighting for each metric is shown in the table below. In recognition of the fact that the Spin-Off was not completed until the middle of the Company's final quarter for fiscal year 2015, for purposes of determining annual cash incentive compensation payouts to these named executive officers for fiscal year 2015, the Committee elected to adopt the original performance goals approved by the ATK Committee, which were tied to ATK financial performance rather than Vista Outdoor stand-alone financial performance.
In addition to specifying the performance levels to be achieved, at the beginning of the performance period the ATK Committee also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made when calculating the achievement of the performance results. The adjustment factors eliminate the negative or positive effects of certain items in calculating performance results in order to mitigate inappropriate influence in the management decision-making process.
In May 2015, the Committee evaluated ATK's results on each of the performance goals for the fiscal year ended March 31, 2015, as presented to the Company by ATK pursuant to the Transaction Agreement. ATK's financial performance exceeded the target performance levels for EBIT and free cash flow, and exceeded the threshold performance level for sales. Adjustment factors previously approved by the ATK Committee were applied to ATK's results to remove, among other things the impact of certain asset impairments and costs associated with the Spin-Off and related transactions. The overall ATK results as reported to the Committee by ATK were:

Goals ($ in Millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
ATK EBIT	$585	$647	$699	$457	$671
ATK Sales	$4,850	$5,210	$5,535	$5,102	$5,114
ATK Free Cash Flow*	$195	$240	$275	$218	$276
*Free cash flow was defined to be cash provided from operations less capital expenditures plus asset sales.
The table below shows the ATK performance measures and respective weightings and the overall performance level achieved for Mr. DeYoung, Mr. Nolan and Mr. Chaplin, as reported by ATK and approved by the ATK Committee and the Committee. In light of the fact that Mr. Clark did not join the Company until after the Spin-Off, the Committee approved an annual cash incentive award for fiscal year 2015 for Mr. Clark at the target performance level, prorated based on the length of Mr. Clark's service with the Company.

Financial Measures	Weightings	Overall Target Incentive Achieved
ATK EBIT	50%	146%
ATK Sales	25%	87%
ATK Cash	25%	200%
Overall Performance Level Achieved		144.9%

The Committee has the ability to adjust a named executive officer's payment downward based on individual performance. The Committee determines and approves all annual incentive awards and payments for the executive officers.

The Committee also considers the CEO's assessment of the individual performance of each of the executive officers, other than for himself, in connection with any downward adjustments. The Committee assesses the performance of the CEO in making any discretionary downward adjustment to the CEO's annual incentive payment. No adjustments were made for any of the executive officers named in this proxy statement.
Once the overall performance level was determined by the Committee as described above, annual cash incentive payments to the named executive officers for fiscal year 2015 were calculated as a function of each named executive officer's approved base salary and annual cash incentive opportunity. Mr. DeYoung's, Mr. Nolan's and Mr. Chaplin's respective base salary and annual cash incentive opportunities changed upon consummation of the Spin-Off. As a result, actual cash incentive payments to those named executive officers reflect the sum of (1) each named executive officer's fiscal year 2015 ATK cash incentive payment and 2) each named executive officer's fiscal year 2015 Vista Outdoor cash incentive payment, in each case prorated to reflect the duration of each officer's service at ATK and the Company during fiscal year 2015.
The following table sets forth the threshold, target and maximum annual incentive compensation amounts established by the ATK Committee and the Committee, and the actual cash incentive paid for fiscal year 2015 performance for each of the named executive officers:

	FY2015 Annual Cash Incentive Amounts			Actual
	Threshold	Target	Maximum	Incentive Paid
Mr. DeYoung	$624,744	$1,249,487	$2,498,974	$1,810,507
Mr. Nolan	$105,009	$210,019	$420,038	$304,317
Mr. Chaplin	$140,766	$281,531	$563,063	$407,939
Mr. Clark	$—	$34,052	$—	$34,052

Fiscal Year 2016 Compensation Decisions

Base Salaries
The Committee conducted its initial review of our executive officers' base salaries at the Committee's March 2015 meeting. The Committee approved a base salary increase effective April 1, 2015 (the first day of the Company’s fiscal year 2016) for each named executive officer. In part, these base salary increases helped to offset the elimination of the general perquisite allowance that had been in place at ATK. Each named executive officer's base salary for fiscal year 2016 is set forth below:

Name	Base Salary for FY 2016	Percentage Increase
Mr. DeYoung	$1,050,000	5.0%
Mr. Nolan	$470,000	4.4%
Mr. Chaplin	$453,125	4.6%
Mr. Clark	$395,000	5.3%
Annual Incentive Compensation
The goal-setting process for the Company's annual incentive compensation program begins with the CEO working with the Committee to establish performance measures that will provide the appropriate incentives to management for achieving the Company’s annual financial performance goals. The CEO then works with management to design internal strategic business plans to achieve the annual financial goals. These goals are presented to Vista Outdoor’s Board of Directors for discussion and approval. The Committee considers the strategic business plans as presented to the Board of Directors when approving the performance goals for executive officer annual incentive compensation.
In May 2015, the Committee set the performance goals for the annual incentive compensation program for the fiscal year ending March 31, 2016 under the Company’s Executive Officer Incentive Plan. The Committee agreed with the ATK

Committee’s conclusion that EBIT, sales and free cash flow are the appropriate measures to drive annual Company financial performance. EBIT and sales are defined in accordance with generally accepted accounting principles and free cash flow is defined as cash provided from operations less capital expenditures plus asset sales. The performance goals are weighted 33% on the Company’s EBIT, 34% on the Company’s sales and 33% on the Company’s free cash flow. The target level of performance established for each performance goal is based on the Company's financial performance expectations for fiscal year 2016. The target levels of performance are considered by the Committee and management to be challenging but achievable. Vista Outdoor is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these targets.
When setting these performance goals, the Committee also specified that, in determining and calculating the performance results at the end of the fiscal year, adjustments will be made (in accordance with the provisions of the Executive Officer Incentive Plan) to eliminate the negative or positive effects of:

•	charges for extraordinary items and other unusual or non-recurring items of loss or gain;

•	asset impairments; litigation or claim judgments or settlements;

•	changes in the Internal Revenue Code or tax rates;

•	changes in accounting principles (including the impact of any changes in accounting policies);

•	changes in other laws or regulations affecting reported results;

•	charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities;

•
gains or losses from the acquisition or disposition of businesses or assets (including the operating results and related transaction costs of any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and

•	currency exchange gains or losses.
Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.
As part of the annual review of individual executive officer compensation levels, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for threshold, target and maximum performance for each executive officer. The target percentage amount for each executive officer was set to be near the market median for the respective officers in similar positions within the applicable benchmarking information. The Committee established the maximum payout opportunity as 200% of target. No payment will be earned unless performance meets the threshold level. The percentages for each named executive officers are as follows:

	Annual Cash Incentive Targets (as % of base salary)
	Threshold	Target	Maximum
Mr. DeYoung	50%	100%	200%
Mr. Nolan	33%	65%	130%
Mr. Chaplin	33%	65%	130%
Mr. Clark	33%	65%	130%

Long-Term Incentive Compensation
The Company's Board of Directors has adopted the Vista Outdoor 2014 Stock Incentive Plan for the benefit of certain of our employees, consultants and directors. We make all equity-based grants pursuant to the 2014 Stock Incentive Plan.
The Committee determines the framework and goals for the Company's long-term incentive compensation program. When considering the long-term incentive program design for fiscal year 2016-2018, the Committee reviewed the current construct of compensation being delivered through restricted stock, stock options and other performance-based awards. For fiscal year 2016, the Committee determined to retain the mix of long-term awards previously in place at ATK.

The key elements and objectives of the long-term incentive program for the Company's executive officers are shown below. Grants of each of the equity elements described in the table below (performance shares, restricted stock and stock options) intended to compensate for fiscal year 2016 (or, with respect to performance shares, for the three-year performance period beginning in fiscal year 2016) were actually approved by the Committee in the final month of fiscal year 2015 and thus appear in the Summary Compensation and Grants of Plan-Based Awards tables that are included in this proxy statement.

Fiscal Year 2016-2018 Long-Term Incentive Compensation Program

Type of Award	Value*	Objectives	Key Terms
Performance Shares (if earned, to be paid out in shares of Vista Outdoor common stock)	50% of long-term incentive opportunity	Balance sales growth with effective capital management, as well as market returns
Measured over a three-year period: (1) sales performance averaged over three consecutive annual periods (35% weighting); (2) return on invested capital (ROIC) averaged over the three-year period (30% weighting); (3) total shareholder return: relative three-year return compared to the S&P Midcap 400 Index (excluding companies in the Financial sector) (35% weighting)

Restricted Stock	30% of long-term incentive opportunity	Retention, with underlying value driven by stock-price performance	Equal annual installment vesting over a three-year period
Stock Options	20% of long-term incentive opportunity	Long-term stock price appreciation	Exercise price equal to fair market value of Vista Outdoor stock on the date of grant; equal annual installment vesting over a three-year period; 10-year term
*    The value of performance shares and restricted stock grants are determined using the closing sale price of Vista Outdoor common stock on the grant date of the award. The value of stock option grants is determined using the Black-Scholes option pricing model on the grant date of the award.

For the fiscal year 2016-2018 performance growth period, three metrics were selected to achieve the Company’s objective of providing a strong balance between (a) growth and returns, (b) financial performance and market performance, and (c) absolute performance and relative performance. These metrics are sales, return on invested capital (ROIC), and total shareholder return (TSR), as described below:

Component	Weight	Metric
Sales	35%
Annual sales goals will be set for each year of the three-year cycle. The three annual payout percentages will be averaged to determine the final payout for this component.
It is anticipated that these goals will be the same as the sales goal in the Company's annual incentive program with payouts determined as follows:

			% of Target Payout
		Threshold	50%
		Target	100%
		Maximum	200%
Return on Invested Capital (ROIC)	30%	ROIC will be calculated as the Company's average ROIC over the three-year performance period as described below.
			% of Target Payout
		Threshold	50%
		Target	100%
		Maximum	200%
Total Shareholder Return (TSR)	35%
TSR will be calculated over the three-year performance period and compared to the S&P Midcap 400 Index (excluding companies in the financial sector). The average of the closing stock prices on the 30 trading days prior to the start and prior to the end of the three-year performance period will be used in the calculation. Vista Outdoor’s results will be compared to the S&P Midcap 400 Index (excluding companies in the financial sector) to determine the payout as follows:

			%ile Achievement	% of Target Payout
		Threshold	25th	50%
		Target	50th	100%
		Maximum	75th	200%

For all measures, no payout will be made if performance falls short of threshold, and the actual amounts payable will be interpolated on a straight-line basis between the threshold and target or between the target and maximum, as applicable.

For purposes of calculating the Company's ROIC and determining the level of achievement of the above goals, the Committee has specified that, in order to better align the incentive effects of the ROIC goal with the Company's growth strategy, invested capital (1) in the first 12 months following any acquisition shall be reduced by 50% of the purchase price paid by the Company in connection with such acquisition (2) in the second 12 months following any acquisition shall be reduced by 40% of the purchase price paid by the Company in connection with such acquisition and (3) invested capital in the third 12 months following any acquisition shall be reduced by 20% of the purchase price paid by the Company in connection with such acquisition.

When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the performance period, adjustments will be made to eliminate the negative or positive effects of:

•	charges for extraordinary items and other unusual or non-recurring items of loss or gain;

•	asset impairments;

•	litigation or claim judgments or settlements;

•	changes in the Internal Revenue Code or statutory tax rates;

•	changes in accounting principles (including the impact of any changes in accounting policies);

•	changes in other laws or regulations affecting reported results;

•	charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities;

•
gains or losses from the acquisition or disposition of businesses or assets (but only with respect to transaction and transition/integration costs arising from any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and

•	foreign currency exchange gains or losses.

Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.

In March 2015, the Committee approved the amount of each executive officer's long-term incentive award opportunity based on the Committee's review and assessment of the market competitiveness of the officers' target level of total direct compensation, including long-term incentive compensation. The amounts of the awards are shown in the Grants of Plan-Based Awards table in this proxy statement.

Recoupment and Forfeiture
The Company has in place a recoupment policy that reserves the right of the Committee to recoup any incentive awards from an executive officer if there is a material restatement of the Company's financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, the executive officer shall forfeit and pay back a portion, or all, of the outstanding or previously granted awards as determined by the Committee. This includes awards that are deferred into the Vista Outdoor Nonqualified Deferred Compensation Plan.
Benefits
Vista Outdoor provides certain benefits to our named executive officers in the form of health, welfare, and retirement benefits. We do so to support the attraction and retention of highly skilled executives. The Company’s benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.
Health and Welfare Benefits. Our executive officers participate in the same health and welfare programs as all other Company employees.
Retirement Benefits. In general, our executive officers participate in the standard employee retirement programs. Supplemental executive retirement plans are also provided. See the discussion in this proxy statement under the headings "Pension Benefits" and "Nonqualified Deferred Compensation."
Nonqualified Deferred Compensation. We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a small 401(k) make-up match included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. These investment choices are generally the same as those offered to all Company employees through the Company’s 401(k) Plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time.
Severance. From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package is aligned with the benefits outlined in the Company’s Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is in keeping with competitive norms, and it will be periodically benchmarked against the market. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."
Change-in-Control. Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our shareholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. Periodically the Committee reviews the plan design against market competitive practices for such plans.
Perquisites
Vista Outdoor provides minimal perquisites to our named executive officers, to help ensure our overall executive rewards are competitive and in keeping with our principal orientation to more direct elements of pay (i.e., base salaries and performance-based incentives). For fiscal year 2016, the perquisite package included the following components:

•	Executive disability insurance

•	Executive health exams

•	Umbrella liability insurance program
None of the perquisites listed above include a tax gross-up. These perquisites for fiscal year 2016 represent less than 5% of any executive officer's total direct compensation. All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "All Other Compensation" column.
For fiscal year 2015, ATK provided a perquisite allowance for its executive officers, which is reflected in the fiscal year 2015 compensation disclosed in this proxy statement for Mr. DeYoung, Mr. Nolan and Mr. Chaplin. For fiscal year 2016, the Committee decided to discontinue this perquisite.
Compensation Outside of the Standard Program
In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.
When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.
Stock Holding Requirement
Each executive officer is required to retain at least 50% of the net shares (remaining after taxes are withheld) of Vista Outdoor common stock acquired as compensation through separation of service to ensure that executives' interests and actions are aligned with the interests of the Company’s stockholders. This approach underscores an ownership mentality for our executives, which we hold as a cornerstone of our overall approach to compensation.
The Committee periodically reviews the holdings of executives to ensure compliance with the stock holding requirement. These shares must be held until the executive leaves the Company or is no longer an executive officer.
No Hedging or Pledging of Vista Outdoor Stock
In accordance with Company practice, Vista Outdoor’s executive officers have provided written representations to the Company that they do not hedge the economic risk of ownership of Vista Outdoor common stock and have not pledged any of their shares of Vista Outdoor stock during the last fiscal year.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company's shareholders.
While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee has authorized and may in the future authorize compensation that does not qualify for tax deductibility in circumstances in which the Committee believes it is necessary or appropriate to give priority to other objectives of the Company. Certain compensation arrangements created or modified as a result of the Spin-Off may not be deductible.
Compensation Risk Assessment Process and Conclusion
Vista Outdoor believes that its incentive compensation programs are designed and administered in a manner that discourages excessive or inappropriate risk taking by employees, for the following reasons:

1.
Adequate oversight of program design and metrics is exercised by either the Compensation Committee, which approves all elements of executive compensation, or the corporate human resources and/or finance departments for programs covering all other employees. Appropriate controls are in place to ensure that incentive compensation programs follow the Company's policies and practices.

2.	Compensation programs provide a balanced mix of cash and equity, and annual and long-term incentives.

3.
Performance metrics are formulaic (sales, earnings before interest and taxes ("EBIT"), return on capital, free cash flow, and total shareholder return) and are balanced in order to create a greater focus on sustained value creation over time. In setting the performance metrics, the Committee selects adjustment factors to be used in calculating results in order to eliminate inappropriate influence in the management decision-making process.

4.	Equity awards are subject to extended, laddered vesting schedules, which reduces the emphasis on and impact of any single vesting date or performance period.

5.	Maximum payout levels for annual and long-term incentive compensation for all employees are capped, and there is limited discretion for varying payments based on individual performance.

6.	The Committee has discretion to recoup incentive payments in the event there is a material restatement of the Company's financial results.

7.	Executive officers and other management employees are subject to share-retention requirements.

8.	Compensation administration and payments are regularly audited by both internal and external auditors.

NAMED EXECUTIVE OFFICER COMPENSATION
The Summary Compensation Table and other tables below provide information concerning the compensation of the Company's named executive officers for the fiscal year ended March 31, 2015, as well as information regarding outstanding equity grants, pension and non-qualified deferred compensation benefits and potential payments upon termination or a change in control with respect to the Company.

As discussed in the “Compensation Discussion and Analysis” section above, Compensation paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin in fiscal year 2015 should not be viewed as indicative of the compensation that will be paid to those executives by the Company in future periods. A significant portion of the compensation paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin for the fiscal year ended March 31, 2015, including the performance goals applicable to their annual cash incentive compensation, was set by the ATK Committee based on those executives’ previous roles at ATK and on the financial and operating performance of ATK as a whole. Other compensation paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin in the fiscal year ended March 31, 2015 and described below was largely driven by considerations related to the completion of the Spin-Off and assembly of a qualified executive team to lead the Company following the Spin-Off.

SUMMARY COMPENSATION TABLE
The following table shows the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and each of our other named executive officers during fiscal year 2015.

Name and Principal Position	Year (1)	Salary ($)(2)(3)	Bonus ($)(4)	Stock Awards ($)(5)(6)	Option Awards ($)(7)	Non-equity Incentive Plan Compensation ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
Mark W. DeYoung	FY15	$1,064,687	$—	$8,016,992	$699,999	$1,810,507	$1,297,973	$355,432	$13,245,590
Chairman and
Chief Executive Officer
Stephen M. Nolan	FY15	$376,686	$368,125	$1,116,657	$131,592	$477,567	$88,126	$76,262	$2,635,015
Senior Vice President and
Chief Financial Officer
Scott D. Chaplin	FY15	$432,955	$324,844	$952,212	$104,998	$407,939	$—	$99,533	$2,322,481
Senior Vice President,
General Counsel and Secretary
Stephen S. Clark	FY15	$109,976	$—	$722,995	$74,999	$34,052	$—	$798	$942,820
Senior Vice President,
Human Resources and Corporate Services

(1)
Historical compensation provided to management of ATK for providing services to ATK is not indicative of the prospective compensation to be provided for the management services these persons will be providing to Vista Outdoor and, as a result, we have not included information regarding compensation and other benefits paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin by ATK for fiscal year 2014 or prior years.

(2)
Amounts in this column include (1) amounts, if any, deferred at the direction of the executive officer pursuant to the Company's 401(k) Plan or Nonqualified Deferred Compensation Plan and (2) amounts, if any, received by the executive officer in consideration for the sale of previously accrued paid vacation time pursuant to ATK policies in effect prior to the Spin-Off.

(3)
Base salary paid to Mr. DeYoung, Mr. Nolan and Mr. Chaplin reflects (1) their base salary at ATK for the period from April 1, 2014 to February 9, 2015, the date of the Spin-Off and (2) their base salary at the Company for the period from February 10, 2015 to March 31, 2015. Base salary paid to Mr. Clark reflects payments made to Mr. Clark as a contractor by ATK prior to the Spin-Off and his base salary at the Company following the Spin-Off. The table below shows each of our named executive officers' annualized base salary at ATK and the Company, respectively, in fiscal year 2015:

Name	Annualized ATK Base Salary for FY 2015	Annualized Vista Outdoor Base Salary for FY 2015
Mr. DeYoung	$1,075,000	$1,000,000
Mr. Nolan	$357,500	$450,000
Mr. Chaplin	$433,125	$433,125
Mr. Clark	N/A	$375,000

(4)
Prior to the Spin-Off, the ATK Committee approved the payment of retention bonuses to Mr. Chaplin and Mr. Nolan, contingent on the successful completion of the Spin-Off and related transactions. Mr. Chaplin's retention bonus in the amount of $649,688 and Mr. Nolan's retention bonus in the amount of $536,250 are payable in two installments, the first of which was paid following the Spin-Off and the second of which will be paid on February 9, 2016, subject in each case to Mr. Chaplin's and Mr. Nolan's continued employment as of those dates with Vista Outdoor Inc. The amounts in this column reflect the payment by the Company of the first installment of these retention bonuses. The amount shown in this column for Mr. Nolan also includes a $50,000 cash bonus payment awarded to Mr. Nolan by ATK in recognition of Mr.

Nolan's work on the acquisition of Bushnell Group Holdings, Inc., and a $50,000 cash bonus paid to Mr. Nolan in connection with a three-year retention bonus program put in place at ATK prior to the Spin-Off.

(5)
This column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of the Company's common stock on the date of grant for restricted stock awards and for the components of the awards of performance shares that are subject to financial performance growth measures. The fair value of the component of the awards of performance shares subject to a total stockholder return measure is determined by an integrated Monte Carlo simulation model. The amounts that relate to long-term incentive compensation awards of performance shares are calculated at the target payout level. (The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 15 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

For fiscal year 2015, the value of the annual restricted stock awards and the target value for the fiscal year 2016-2018 performance shares, each of which were granted in fiscal year 2015 and reflected in the above table for each of the named executive officers are shown separately in the table below:

Name	Restricted Stock	FY 2016 - 2018 Performance Shares
Mr. DeYoung	$1,049,983	$1,961,155
Mr. Nolan	$197,377	$368,660
Mr. Chaplin	$157,491	$294,161
Mr. Clark	$112,475	$210,081

The maximum value for the fiscal year 2016-2018 performance shares (which were granted in fiscal year 2015) for each of the named executive officers is shown in the table below:

Name	FY 2016 - 2018 Performance Shares
Mr. DeYoung	$3,922,310
Mr. Nolan	$737,320
Mr. Chaplin	$588,323
Mr. Clark	$420,162

(6)
For fiscal year 2015, the amount in this column also includes the aggregate grant date fair value of the Staking Grants, computed in accordance with generally accepted accounting principles in the United States. The grant date fair value of the Staking Grants is as follows:

Name	Staking Grant Value
Mr. DeYoung	$5,005,854
Mr. Nolan	$550,620
Mr. Chaplin	$500,560
Mr. Clark	$400,439

(7)
The amount in this column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amount is based on the fair value of the stock option award as estimated using the Black‑Scholes option‑pricing model multiplied by the number of shares subject to the option award. The assumptions used to arrive at the Black‑Scholes value are disclosed in Note 15 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(8)
For fiscal year 2015, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2015. The annual incentive compensation program and payments were based on achievement of performance goals originally adopted by the ATK Committee and later approved by the Committee following the Spin-Off. These performance goals were tied to ATK's performance in fiscal year 2015, as described in further detail above under "Compensation Discussion and Analysis - Compensation for Fiscal Year 2015". Annual cash incentive payments to the named executive officers for fiscal year 2015 were calculated as a function of each named executive officer's approved base salary and annual cash incentive opportunity. Mr. DeYoung's, Mr. Nolan's and Mr. Chaplin's respective base salary and annual cash incentive opportunities changed upon consummation of the Spin-Off. As a result, actual cash incentive payments to those named executive officers reflect the sum of (1) each named executive officer's fiscal year 2015 ATK cash incentive payment and 2) each named executive officer's fiscal year 2015 Vista Outdoor cash incentive payment, in each case prorated to reflect the duration of each officer's service at ATK and the Company during fiscal year 2015. Amounts in this column include amounts, if any, deferred at the direction of the executive officer pursuant to the Company's 401(k) Plan or Nonqualified Deferred Compensation Plan.

For Mr. Nolan, the amount reflected in this column also includes $173,250 in cash paid out pursuant to Mr. Nolan's fiscal year 2013-2015 ATK performance award, as described in more detail above under "Compensation Discussion and Analysis - Certain Compensation Arrangements Adopted in Connection with the Spin-Off."

(9)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under either the Company's Pension and Retirement Plan and the Company's Defined Benefit Supplemental Executive Retirement Plan. Mr. Chaplin and Mr. Clark do not participate in defined benefit retirement plans since they were hired after ATK's pension plans were closed to new participants. See the "Pension Benefits" section in this proxy statement for additional information. No above‑market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(10)
The table below shows the components of this column for fiscal year 2015, which include perquisites, tax gross-ups, and Company matching contributions to the Company' defined contribution plans. The amounts represent the amount paid or accrued by, or the incremental cost to, the Company.

Name	Perquisite Allowance(1)	Dividends(2)	Disability Insurance Premium	401(k) Plan Contributions	DC SERP Plan Contributions	Umbrella Policy	Tax Gross-Ups(3)	Other Perquisites(4)
Mark W. DeYoung	$41,667	$42,659	$3,845	$11,925	$146,759	$3,683	$49,867	$55,027
Stephen M. Nolan	$16,667	$4,128	$2,610	$12,548	$19,184	$1,183	$486	$19,456
Scott. D Chaplin	$16,667	$5,343	$2,914	$19,977	$50,567	$1,183	$—	$2,882
Stephen S. Clark	$—	$—	$—	$—	$—	$—	$—	$798

(1)
The allowance was not a reimbursement for perquisites. Instead, the annual amount was paid by ATK in cash in monthly installments. Accordingly, executive officers had the flexibility in determining how to spend their perquisite dollars and were not required to report how the amounts are used. As discussed above under "Compensation Discussion and Analysis," for fiscal year 2016 and beyond, the Committee has discontinued this perquisite for the Company's named executive officers.

(2)
This amount represents dividend payments made to the named executive officers on unvested ATK restricted stock awards. No dividends were paid on outstanding Vista Outdoor restricted stock awards in fiscal year 2015.

(3)
The amount shown for Mr. DeYoung is for taxes related to the reimbursement of commuting expenses while Mr. DeYoung was employed by ATK. The amount shown for Mr. Nolan is for taxes related to the reimbursement of relocation expenses in connection with his move to Vista Outdoor’s Utah headquarters (from ATK’s headquarters in Virginia).

(4)
The amount for Mr. DeYoung includes $46,401 for reimbursement of commuting-related expenses while Mr. DeYoung served as Chief Executive Officer of ATK. The remaining amounts in this column consist of reimbursement for personal transportation, relocation-related expenses, costs for executive annual physical examinations, entertainment related to business events, gifts and spousal travel and meals for work-related functions.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes the grants of equity and non-equity plan-based awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2015. The non-equity awards were granted under the Company's Executive Officer Incentive Plan, and the equity awards were granted under the Company's 2014 Stock Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(7)
											Exercise or Base Price of Option Awards ($/Share)
Name	Grant Date (1)	Incentive Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Mark W. DeYoung		Annual (3)	$624,744	$1,249,487	$2,498,974
	3/23/2015	Long-Term Stock (4)				20,467	40,935	81,870				$1,961,155
	3/23/2015	Restricted Stock (5)							24,561			$1,049,983
	3/23/2015	Stock Options (6)								46,854	$42.75	$699,999
	3/23/2015	Staking Grant (8)							117,096			$5,005,854
Stephen M. Nolan		Annual (3)	$105,009	$210,019	$420,038
	3/23/2015	Long-Term Stock (4)				3,847	7,695	15,390				$368,660
	3/23/2015	Restricted Stock (5)							4,617			$197,377
	3/23/2015	Stock Options (6)								8,808	$42.75	$131,592
	3/23/2015	Staking Grant (8)							12,880			$550,620
Scott D. Chaplin		Annual (3)	$140,766	$281,531	$563,063
	3/23/2015	Long-Term Stock (4)				3,070	6,140	12,280				$294,161
	3/23/2015	Restricted Stock (5)							3,684			$157,491
	3/23/2015	Stock Options (6)								7,028	$42.75	$104,998
	3/23/2015	Staking Grant (8)							11,709			$500,560
Stephen S. Clark		Annual (3)	$—	$34,052	$—
	3/23/2015	Long-Term Stock (4)				2,192	4,385	8,770				$210,081
	3/23/2015	Restricted Stock (5)							2,631			$112,475
	3/23/2015	Stock Options (6)								5,020	$42.75	$74,999
	3/23/2015	Staking Grant (8)							9,367			$400,439

(1)	For equity awards, the grant date is the date the Compensation Committee of the Company' Board of Directors met and approved the awards.

(2)
The amount assumes that the threshold level of performance is achieved for each of the three metrics of the long-term incentive award for the fiscal year 2016-2018 performance period. The three performance metrics and their respective weightings are described above under "Compensation Discussion and Analysis - Fiscal Year 2016 Compensation Decisions - Long-Term Incentive Compensation."

(3)
The amounts for each officer reflect the potential cash payout for the fiscal year 2015 annual incentive program if all performance measures are satisfied at the applicable level. The actual amount paid with respect to such plan appears in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The material terms of the award are described above under "Compensation Discussion and Analysis - Fiscal Year 2015 Compensation - Annual Incentive Compensation."

(4)
Each column in this row shows the number of shares of common stock that may be paid out for the fiscal year 2016-2018 performance period if all performance metrics are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2018. The material terms of the award are described above under "Compensation Discussion and Analysis - Fiscal Year 2016 Compensation Decisions - Long-Term Incentive Compensation."

(5)
The number of shares of restricted stock shown in this row represents the actual number of shares of restricted stock granted to the named executive officers on March 23, 2015. All shares of restricted stock shown in this row vest in three equal annual installments beginning on the first anniversary of the grant date.

(6)
The number of stock options shown in this row represents the actual number of options granted to the named executive officers on March 23, 2015. The option exercise price is the closing sale price of a share of the Company's common stock on the New York Stock Exchange on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the grant date.

(7)
This column shows the full grant date fair value of the equity awards under FASB ASC Topic 718. Generally, for the long-term stock incentive awards relating to performance metrics, the full grant date fair value is the amount the Company could expense in its financial statements over the awards' performance period assuming performance is achieved at the target level for each of the three performance metrics. Assumptions made in the calculations of these amounts may be found in Note 15 to the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(8)
The row shows the one-time grant of restricted stock to Mr. DeYoung and a one-time grant of restricted stock units to each other named executive officer (each, a “Staking Grant”) discussed above under "Compensation Discussion and Analysis - Certain Compensation Arrangements Adopted in Connection with the Spin-Off." The value of Mr. DeYoung’s staking grant was set out in his employment agreement with the Company. The value of the Staking Grants made to the Company’s other named executive officers was initially determined by the ATK Committee and subsequently approved by the Committee. The number of shares of restricted stock or restricted stock units granted to each named executive officer was determined by dividing the approved equity award value by the average fair market value of a share of the Company’s common stock over the 30-calendar day period immediately following the Spin-Off, rounded down to the nearest whole share. Mr. DeYoung’s Staking Grant vests in equal installments on the first, second, third and fourth anniversaries of the Spin-Off. The Staking Grants made to the Company’s other named executive officers vest in two equal installments on the second and third anniversaries of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the unexercised stock options, restricted stock not vested, restricted stock units not vested and performance share awards not earned as of March 31, 2015 by the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Mark W. DeYoung	3/6/2012	117,830	—	$15.27	3/6/2022	—	$—	—	—
	3/5/2013	70,172	35,090	$17.68	3/5/2023	61,628	$2,638,911	—	—
	3/11/2014	14,744	29,490	$35.86	3/11/2024	41,986	$1,797,841	—	—
	3/23/2015	—	46,854	$42.75	3/23/2025	141,657	$6,065,753	40,935	$1,752,837

Stephen M. Nolan	3/5/2013	—	—	—	—	812	$34,770	—	—
	7/31/2013	868	1,740	$25.03	7/31/2023	2,148	$91,977	—	—
	3/11/2014	1,400	2,802	$35.86	3/11/2024	3,988	$170,766	—	—
	3/23/2015	—	8,808	$42.75	3/23/2025	17,497	$749,222	7,695	$329,500

Scott D. Chaplin	10/1/2012	5,012	2,506	$13.97	10/1/2022	1,156	$49,500	—	—
	3/5/2013	9,692	4,850	$17.68	3/5/2023	8,512	$364,484	—	—
	3/11/2014	1,934	3,870	$35.86	3/11/2024	5,510	$235,938	—	—
	3/23/2015	—	7,028	$42.75	3/23/2025	15,393	$659,128	6,140	$262,915

Stephen S. Clark	3/23/2015	—	5,020	$42.75	3/23/2025	11,998	$513,754	4,385	$187,766

(1)
For a better understanding of this table, we have included an additional column showing the grant dates of stock options, restricted stock and performance share awards. For stock options, restricted stock and restricted stock units received in respect of previously outstanding ATK equity awards as described above under "Compensation Discussion & Analysis - Certain Compensation Arrangement Adopted in Connection with the Spin-Off," the grant date reflects the date of the original ATK equity award. For purposes of each of these awards, service with ATK and/or Vista Outdoor will be treated as continuous service with respect to the awards. Thus, the vesting, exercisability and forfeiture of the awards generally will be determined taking into account all such service.

(2)	Stock options vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)
Includes restricted stock and restricted stock unit awards. Restricted stock awards vest in three equal annual installments beginning on the first anniversary of the grant date, except for the Staking Grant restricted stock award of 117,096 shares granted to Mr. DeYoung on March 23, 2015, which vests in equal installments on each of the first, second, third and fourth anniversaries of the Spin-Off. Restricted stock unit awards received by Mr. DeYoung and Mr. Chaplin in respect of performance awards originally granted by ATK as described above under "Compensation Discussion and Analysis - Certain Compensation Arrangements Adopted in Connection with the Spin-Off - Conversion of Outstanding ATK Equity Awards" vest on March 31 of the last year of the corresponding three-year performance period. Staking Grant restricted stock unit awards granted to Mr. Nolan (12,880 restricted stock units), Mr. Chaplin (11,709 restricted stock units) and Mr. Clark (9,367 restricted stock units) on March 23, 2015 vest in two equal installments on the second and third anniversary of the grant date.

(4)
The amounts in this column were calculated using a per share value of $42.82, the closing price of the Company's common stock as reported on the New York Stock Exchange on March 31, 2015, the last trading day of the fiscal year.

(5)
The amounts shown reflect the payout of the performance shares based on achievement at the target level of performance. The vesting and payout of any performance shares for the respective performance periods ending on March 31 will be determined after the corresponding fiscal year ending March 31, based on the actual achievement of specified performance goals.

(6)
These shares correspond to a long-term incentive award relating to performance metrics (revenue growth (based on three successive one-year measurement periods), return on invested capital over a three-year period and total stockholder return over a three-year period) for the period of April 1, 2015 through March 31, 2018.

OPTION EXERCISES AND STOCK VESTED
The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercise of stock options and vesting of restricted stock and restricted stock units during the fiscal year ended March 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Mark W. DeYoung	—	—	127,574	$5,412,839
Stephen M. Nolan	—	—	2,204	$91,365
Scott D. Chaplin	—	—	8,630	$367,208
Stephen S. Clark	—	—	—	$—

(1)
Includes the vesting of Vista Outdoor restricted stock and restricted stock units, but does not include the vesting of ATK restricted stock and restricted stock units. Value realized was determined by multiplying the number of vested shares by the closing market price of the Company's common stock on the date of vesting. If the vesting date fell on a weekend or holiday, the closing market price of the Company's common stock on the business day preceding the vesting date was used to determine the value realized. The number of shares of restricted stock that vested for each of the officers is as follows:

Name	Vesting Date	Number of Shares
Mr. DeYoung	3/5/2015	15,406
	3/6/2015	17,846
	3/11/2015	5,998
	3/31/2015	88,324
Mr. Nolan	3/5/2015	810
	3/6/2015	826
	3/11/2015	568
Mr. Chaplin	3/5/2015	2,128
	3/11/2015	786
	3/31/2015	5,716

The Company withheld shares of common stock from each officer having a value equal to the applicable tax withholding requirement.

PENSION BENEFITS
Vista Outdoor Retirement Plan
Prior to the Spin-Off, ATK maintained tax-qualified defined benefit retirement plans that covered certain of our employees. Pursuant to the Transaction Agreement, Vista Outdoor was required to establish a defined benefit pension plan that provides benefits substantially identical to those provided by the ATK pension benefit plans applicable to ATK employees who continued employment with Vista Outdoor, former Vista Outdoor employees and their respective beneficiaries who participated in the ATK pension plans immediately prior to the Spin-Off. Currently, Mr. DeYoung and Mr. Nolan participate in the Vista Outdoor Inc. Pension and Retirement Plan (the "Vista Outdoor Retirement Plan"). This qualified defined benefit plan is funded by employer contributions. None of our other named executive officers participate in the Vista Outdoor Retirement Plan, and the plan will not be open to any new Vista Outdoor executives hired following the Spin-Off.
On January 31, 2013, the ATK Committee approved amendments to ATK’s qualified retirement plans to freeze the current pension formula benefits effective June 30, 2013 for affected employees who earn a benefit under ATK's qualified retirement plans and to implement a new cash balance formula (the "Cash Balance Formula") in those plans applicable to pay and service starting July 1, 2013. These amendments were mirrored in the Vista Outdoor Retirement Plan and DB SERP (as defined below). The Cash Balance Formula provides each affected employee with pay credits (ranging from 2.5% to 4.0% of pay) based on the sum of that employee’s age plus years of pension service as of December 31 of each calendar year, plus 4% annual interest credits. The values reported for Mr. DeYoung and Mr. Nolan in the Summary Compensation Table and the Pension Benefits Table reflect these changes.
Due to acquisitions and benefit plan mergers, the ATK qualified retirement plan contained various benefit formulas that applied to certain groups of employees. These benefit formulas were mirrored in the Vista Outdoor Retirement Plan for the periods covered. For the portion of their benefits earned prior to July 1, 2013, Mr. DeYoung is covered by ATK's Aerospace Pension Plan formula and Mr. Nolan is covered by ATK's Pension Equity Plan formula. For periods subsequent to July 1, 2013, Mr. DeYoung's and Mr. Nolan's pension benefits will be calculated under the Cash Balance Formula.
Each portion of the pension benefit will be payable separately. Different payment forms and commencement dates may be elected for the different pieces of the benefit. The elements of compensation used in applying the various payment and benefit formulas generally include base salary plus annual incentive payments (actually paid through the month of termination of employment), up to the applicable IRS maximum compensation limit. Mr. DeYoung and Mr. Nolan are fully vested in their respective ATK Retirement Plan benefits. The normal retirement age for the plan is defined in the ATK Retirement Plan as age 65.
Cash Balance Formula
The Cash Balance formula provides pay and interest credits to all eligible participants. The pay credit is based on a percentage of eligible earnings received after July 1, 2013. The pay credit percentage is based on age and Pension Service (measured in whole years) at the end of each calendar year.

Age plus Pension Service	Percentage of Eligible Pay
Less than 40	2.5%
From 40 to 59	3.0%
60 or more	4.0%
Cash Balance accounts are credited annually with pay and interest credits. The annual interest crediting rate is 4%. Interest credits after termination continue to apply until benefit commencement date.
After termination of employment, a participant’s vested account balance may be distributed immediately to a participant regardless of age in a variety of actuarial equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the cash balance account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.

ATK Pension Equity Plan Formula
The ATK Pension Equity Plan formula calculates benefits as a lump sum amount equal to 5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base, multiplied by years of credited service. Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as of June 30, 2013 is $113,700. This frozen lump sum amount is increased on a monthly basis by interest at a rate of 4% (compounded annually) until the participant’s elected benefit commencement date.
Upon termination of employment, the ATK Pension Equity Plan permits immediate distribution of the vested benefit to any participant regardless of age in a variety of actuarially equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the lump sum to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.
ATK Aerospace Pension Plan Formula
The ATK Aerospace Pension Plan formula provides an annuity benefit determined based on final average earnings and the participant’s years of credited service. Effective June 30, 2013, benefit accruals under this formula were frozen for the impacted participants. The frozen benefit is equal to 1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013), plus 1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013), multiplied by years of credited service. Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as in effect for the 12 months prior to July 1, 2013 is $111,900.
Benefits are paid in a variety of actuarially equivalent monthly annuity options at retirement. Additionally, participants eligible for early retirement may elect to receive 51% of their benefit in a lump sum payment.
Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 frozen benefit, and with a reduced frozen benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years. As it relates to the frozen benefit, service with ATK or Vista Outdoor after July 1, 2013 will be included when determining eligibility for early retirement.
Defined Benefit Supplemental Executive Retirement Plan
ATK also maintained the Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan (the "ATK DB SERP"), which was established to provide benefits for highly compensated ATK employees whose tax-qualified defined benefit plan benefits were reduced by certain IRS limits or by their participation in ATK's Nonqualified Deferred Compensation Plan. Pursuant to the terms of the Transaction Agreement, Vista Outdoor was required to create a plan that mirrors the ATK DB SERP. Accordingly, the Company's Board of Directors adopted the Vista Outdoor Defined Benefit Supplemental Executive Retirement Plan (which we refer to as the ‘‘DB SERP’’) for the benefit of certain of our future employees. The terms of the DB SERP are substantially similar to the terms of the ATK DB SERP. Under the terms of the DB SERP, the DB SERP will provide benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the Vista Outdoor Nonqualified Deferred Compensation Plan.
Currently, Mr. DeYoung and Mr. Nolan participate in the DB SERP. Under the terms of the DB SERP, Mr. DeYoung's and Mr. Nolan's applicable benefits from the DB SERP will generally be based on the same benefit formulas and provisions as those applicable to Mr. DeYoung and Mr. Nolan under the Vista Outdoor Retirement Plan. DB SERP benefits will be paid in a lump sum the later of six months or February 1 following the calendar year of termination of employment.

Pension Benefits
The following table provides information concerning each defined benefit plan that provides for payments or benefits to any of the named executive officers.

Name	Plan Name	Number of Years Pension Service(1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Mark. W. DeYoung	Vista Outdoor Retirement Plan	30.250	$1,643,112	$—
	Vista Outdoor DB SERP	30.250	$8,587,879	$—
Stephen M. Nolan	Vista Outdoor Retirement Plan	8.917	$199,611	$—
	Vista Outdoor DB SERP	8.917	$195,409	$—

(1)	Pension Service is determined in years and months as of March 31, 2015.

Assumptions
The "Present Value of Accumulated Benefits" is based on the same assumptions as those used for the valuation of the plan liabilities in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2015. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in Vista Outdoor's Form 10-K.
The Cash Balance formula benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 3.5%. Retirement age is assumed to be age 65, except for Mr. DeYoung's benefits. For Mr. DeYoung, age 60 is used since this is the unreduced retirement age for the ATK Aerospace Pension Plan formula which makes up the majority of his pension benefits. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.
All DB SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.
"Pension Service" includes only service with ATK (or certain acquired employers) and Vista Outdoor. In general, Vista Outdoor does not grant extra years of pension service.

NONQUALIFIED DEFERRED COMPENSATION
The following table provides information for the executive officers named in the Summary Compensation Table regarding contributions, earnings, distributions and year-end account balances with respect to the contributions to the Company's Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") and, if applicable, the Company's Nonqualified Deferred Compensation Plan.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (1)
Mark W. DeYoung	DC SERP	$—	$146,759	$1,642	$—	$171,672
	Deferred Compensation Plan	$—	$—	$275,782	$—	$2,111,106
Stephen M. Nolan	DC SERP	$—	$19,184	$572	$—	$27,014
Scott D. Chaplin	DC SERP	$—	$50,567	$1,289	$—	$68,716

(1)
The following amounts represent aggregate contributions made by the executive officer or by ATK or the Company for the benefit of the executive officer, since the officer's commencement of participation in the plan(s) through the end of fiscal year 2015. Deferrals and contributions in prior years were previously reported as compensation in the Summary Compensation Table in ATK's proxy statement for the applicable years for those officers who were named in the Summary Compensation Table in those years.

Name	Cash and Equity Compensation Deferrals ($)	Company Contributions to DC SERP ($)
Mark W. DeYoung	$1,124,022	$169,821
Stephen M. Nolan	—	$26,365
Scott D. Chaplin	—	$67,262

Deferred Compensation Plan
Pursuant to the terms of the Transaction Agreement, the Company is required to mirror the ATK Nonqualified Deferred Compensation Plan (the ‘‘ATK Deferral Plan’’). Our board of directors has adopted the Vista Outdoor Nonqualified Deferred Compensation Plan (which we refer to as the ‘‘Deferral Plan’’) for the benefit of certain of our future employees. The terms of the Deferral Plan are substantially similar to the terms of the ATK Deferral Plan. Following the Spin-Off, ATK and the Company transferred the assets and liabilities associated with each current and former Company employee who participated in the ATK Deferral Plan from the ATK Deferral Plan to the Deferral Plan.

Under the terms of the Deferral Plan, all of the Company’s executive officers will be eligible to participate in the Deferral Plan. Participants in the Deferral Plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. The Company may credit to participants’ accounts under the Deferral Plan certain additional amounts relating to foregone matching contributions under the Company’s 401(k) Plan. Under the Deferral Plan, the Company may also make additional discretionary contributions to participants’ accounts.

Under the terms of the Deferral Plan, the Deferral Plan is an unfunded plan, meaning that participants’ accounts will be bookkeeping entries only and will not entitle them to ownership of any actual assets. The accounts will represent an unsecured promise by the Company to pay participants benefits in the future. Pursuant to the terms of the Transaction Agreement, Vista Outdoor was required to mirror the nonqualified grantor trust commonly known as a ‘‘Rabbi Trust’’ established by ATK for the benefit of participants in the ATK Deferral Plan. The assets of the Vista Outdoor Rabbi Trust will be used to pay benefits, but the assets of the trust remain subject to the claims of the Company’s general creditors.

Under the terms of the Deferral Plan, participants’ account balances will be credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by the Company from time to time under the Deferral Plan. The investment alternatives include funds with different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the Vista Outdoor common stock investment alternative. Only deferrals of equity performance awards may be credited to, and must remain credited to, the Vista Outdoor common stock investment alternative.

The measuring investment alternatives under the Deferral Plan are investment funds, which generally correspond to the investment options made available under the Company's 401(k) Plan.
Generally, payouts from the Deferral Plan cannot be made until the participant terminates employment, becomes totally and permanently disabled, has an unforeseeable financial emergency or reaches the date of a scheduled distribution elected by the participant under rules specified in the Deferral Plan. Payouts are made in cash, except with respect to deferrals of equity performance awards, which are paid in shares of Vista Outdoor common stock equal to the number of shares that were deferred, plus any additional deferred stock units credited to the participants' accounts as a result of the deemed reinvestment of dividend equivalents with respect to the deferred shares.
Defined Contribution Supplemental Executive Retirement Plan
Pursuant to the terms of the Transaction Agreement, Vista Outdoor was required to mirror the ATK Defined Contribution Supplemental Executive Retirement Plan (the ‘‘ATK DC SERP’’). Our board of directors has adopted the Vista Outdoor Defined Contribution Supplemental Executive Retirement Plan (which we refer to as the ‘‘DC SERP’’) for the benefit of certain of our future employees. The terms of the DC SERP are substantially similar to the terms of the ATK DC SERP. Following the Spin-Off, ATK and the Company have transferred the assets and liabilities associated with each current and former Company employee who participated in the ATK DC SERP from the ATK DC SERP to the DC SERP.
Under the terms of the DC SERP, the DC SERP is a nonqualified defined contribution plan under which Vista Outdoor and its subsidiaries that sponsor the DC SERP may credit pre-tax contributions to a participant’s account. Participation in the DC SERP will be limited to (1) employees who are eligible for a non-elective contribution (‘‘NEC’’) under the Vista Outdoor 401(k) Plan, and (2) employees who receive eligible compensation in excess of the IRS annual compensation limit and make the maximum allowable before-tax or Roth 401(k) contributions to the Vista Outdoor 401(k) Plan. An annual NEC allocation of 2.5% to 4.0% of compensation in excess of the IRS limits for a plan year will be made to a participant’s account if: (i) the employee is a participant in the Vista Outdoor 401(k) Plan and the employee’s NEC to the Vista Outdoor 401(k) Plan for the plan year is reduced by the annual compensation limit imposed by the Code or (ii) the employee is a participant in both the Vista Outdoor 401(k) Plan and Vista Outdoor’s Deferral Plan and the employee’s NEC to the 401(k) Plan for the plan year is reduced due to the employee’s deferrals to the Deferral Plan.

Additionally, an annual match allocation of 4.5% of compensation in excess of the IRS compensation limit will be made to a participant’s account if the participant has made the maximum allowable before-tax or Roth 401(k) contributions to the Vista Outdoor 401(k) Plan for the calendar year. Under the terms of the DC SERP, vesting for the NEC allocation under the DC SERP will occur following three years of vesting service and vesting for the match allocation under the DC SERP will occur following one year of vesting service. A participant will become fully vested upon death, attainment of age 65, total disability while employed by Vista Outdoor, or upon a change in control. Under the terms of the DC SERP, the DC SERP is an unfunded plan, meaning that participants’ accounts will be bookkeeping entries only and will not entitle them to ownership of any actual assets. Under the terms of the DC SERP, participants’ account balances will be credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by Vista Outdoor from time to time under the DC SERP.

Participants' account balances are credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by the Company from time to time under the DC SERP. The measuring investments have different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time. The investment alternatives are the same as those listed above for the Deferral Plan with the exception of the Vista Outdoor Common Stock Measuring Investment, which is not available under the DC SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Company’s employment agreement with Mr. DeYoung provides for certain benefits and payments to be made to Mr. DeYoung upon termination of his employment as the Company’s Chief Executive Officer, including termination in connection with a change in control of the Company. The Company has also adopted the Income Security Plan, the Executive Severance Plan and certain other arrangements (collectively, the “Executive Officer Separation Arrangements”) that provide for benefits and payments to the Company’s other named executive officers upon termination of their employment with the Company.
The benefits and payments that the Company’s named executive officers could receive under certain hypothetical termination scenarios are described in the narrative below and quantified in the table that follows. The Company believes that these arrangements provide competitive benefits to senior executives and that they will help protect the interests of the Company in the event of an acquisition.
In addition to the benefits and payments described below, the Committee may review any named executive officer’s separation on a case-by-case basis and exercise its business judgment to customize the terms of each such separation in consideration of all relevant circumstances, including:

•	the reasons for the separation;

•	market competitive practices for comparable separation scenarios;

•
potential benefits to the Company, such as retention of the named executive officer’s services for a transition period, maintenance of the Company’s positive reputation internally and externally, and preservation of the Company’s ability to recruit highly talented executives;

•	the executive’s tenure and contributions to the Company’s success; and

•	the impact of the separation on the Company and its stockholders.

In order for Mr. DeYoung to receive the post-termination benefits provided for in his employment agreement or for any of the Company’s other named executive officers to qualify for the termination benefits provided by the Company’s Income Security Plan, Executive Severance Plan and forms of equity award agreement in the scenarios described below, the relevant named executive officer would be required to execute a general release of claims in favor of the Company. In order to receive the post-termination benefits described below, the Company’s named executive officers, including Mr. DeYoung, are also required to comply with customary non-competition and non-solicitation covenants for a period following termination specified in the relevant plan or agreement (typically one or two years), and to comply with general confidentiality and non-disparagement covenants.
Potential Payments Under Certain Termination Scenarios
Voluntary Termination and Termination for Cause
If the employment of any of the Company’s named executive officers is voluntarily terminated (other than termination in the event of retirement or, in the case of Mr. DeYoung, for “good reason”, as described below) or terminated “for cause,” then no additional payments or benefits will accrue or be paid to the individual under the Executive Officer Separation Arrangements, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits," and "Nonqualified Deferred Compensation." A voluntary termination or involuntary termination for cause will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards, and any such awards that had not already vested would be forfeited.
Retirement
Under the Company’s Executive Officer Incentive Plan, upon retirement of a named executive officer, the officer would be entitled to receive a prorated portion of any annual cash incentive award actually earned, payable at the end of the relevant performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment prior to termination, provided that the officer completed at least 90 days of employment in the performance period. On retirement, any outstanding unvested equity or performance awards held by a named executive officer would be forfeited.

Termination Without Cause/For Good Reason
Under Mr. DeYoung’s employment agreement with the Company, in the event that his employment is terminated by the Company without “cause” or by Mr. DeYoung for “good reason,” as those terms are defined in the agreement, Mr. DeYoung would be entitled to the following benefits and payments:

•	a lump-sum cash payment equal to one year’s base salary plus a pro-rata portion of his annual cash incentive award, based on actual performance;

•
accelerated vesting of restricted stock, restricted stock unit and option awards granted to Mr. DeYoung by the Company following the Spin-Off that would have vested had Mr. DeYoung remained employed by the Company for an additional 12 months following his termination of employment;

•
accelerated vesting of all outstanding restricted stock, restricted stock unit and option awards received by Mr. DeYoung as a result of awards originally granted to Mr. DeYoung by ATK prior to the Spin-Off;

•
a portion of the shares of common stock that would have been earned by Mr. DeYoung pursuant to outstanding performance growth awards based on actual results following the end of the relevant performance period, prorated for the period of his employment during the performance period and provided that Mr. DeYoung was employed for at least 90 days during the performance period;

•
company-paid COBRA premiums under the Company’s health and welfare plans until the earlier of 18 months following the termination of his employment and the date on which Mr. DeYoung obtains comparable coverage from a subsequent employer.

Any other outstanding unvested equity awards held by Mr. DeYoung for which vesting does not accelerate as described above would be forfeited.

Under the Company’s Executive Officer Incentive Plan, in the event that a named executive officer is terminated without cause, the officer would be entitled to receive a prorated portion of any annual cash incentive award actually earned, payable at the end of the relevant performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment prior to termination, provided that the officer completed at least 90 days of employment in the performance period.
If the employment of any of the named executive officers other than Mr. DeYoung is terminated by the Company without cause, the officer would be eligible under the Company’s Executive Severance Plan for a lump sum payment equal to 12 months of base salary, plus an additional lump sum of $15,000 to defray health care costs. The Company’s Executive Severance Plan also provides for an estimated $10,000 of outplacement services for each named executive officer upon termination by the Company without cause.
The Company’s forms of restricted stock and restricted stock unit award agreements provide for the following in the event that a named executive officer is terminated without cause:

•
accelerated vesting of any shares of restricted stock or restricted stock units granted to the named executive officer by the Company following the Spin-Off that would have vested within 12 months of the officer’s date of termination;

•
accelerated vesting of any shares of restricted stock received by the named executive officer as a result of shares of restricted stock originally granted to the named executive officer by ATK prior to the Spin-Off;

•
accelerated vesting of any restricted stock units received by the named executive officer upon conversion of performance shares originally granted to the named executive officer by ATK prior to the Spin-Off;

The Company’s forms of non-qualified stock option award agreements provide for the following in the event that a named executive officer is terminated without cause:

•	no accelerated vesting for stock options received by the named executive officer as a result of options originally granted to the named executive officer by ATK prior to the Spin-Off; and

•	accelerated vesting for any stock options granted to the named executive officer by the Company after the Spin-Off that would have vested within 12 months of the officer’s date of termination.

In addition, the Company’s form of performance growth award agreement provides that a named executive officer whose employment is terminated by the Company without cause will receive a portion of the shares of common stock that would have been earned based on actual results following the end of the relevant performance period, prorated for the period of employment during the performance period and provided that the named executive officer was employed for at least 90 days during the performance period.
Any other outstanding unvested equity awards held by a named executive officer for which vesting does not accelerate as described above would be forfeited.

Termination Due to Disability
Under Mr. DeYoung’s employment agreement with the Company, in the event that his employment is terminated as a result of disability, Mr. DeYoung would be entitled to the following benefits and payments:

•
a lump-sum cash payment equal to a pro-rata portion of his annual cash incentive award, based on actual performance, provided that Mr. DeYoung was employed for at least 90 days during the performance period;

•
accelerated vesting of any restricted stock, restricted stock unit or option awards granted to Mr. DeYoung by the Company following the Spin-Off that would have vested had Mr. DeYoung remained employed by the Company for an additional 12 months following his termination of employment;

•
accelerated vesting of all outstanding restricted stock, restricted stock unit and option awards received by Mr. DeYoung as a result of awards originally granted to Mr. DeYoung by ATK prior to the Spin-Off;

•
a portion of the shares of common stock that would have been earned by Mr. DeYoung pursuant to outstanding performance growth awards based on actual results following the end of the relevant performance period, prorated for the period of his employment during the performance period and provided that Mr. DeYoung was employed for at least 90 days during the performance period;

Any other outstanding unvested equity awards held by Mr. DeYoung for which vesting does not accelerate as described above would be forfeited.

Under the Company’s Executive Officer Incentive Plan, in the event that a named executive officer other than Mr. DeYoung is terminated due to disability, the officer would be entitled to receive a prorated portion of any annual cash incentive award actually earned, payable at the end of the relevant performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment prior to termination, provided that the officer completed at least 90 days of employment in the performance period.
The Company’s forms of restricted stock and restricted stock unit award agreements provide for the following in the event that a named executive officer is terminated due to disability:

•
accelerated vesting of any shares of restricted stock and restricted stock units granted to the named executive officer by the Company following the Spin-Off that would have vested within 12 months of the officer’s date of termination;

•
accelerated vesting of any shares of restricted stock received by the named executive officer as a result of shares of restricted stock originally granted to the named executive officer by ATK prior to the Spin-Off;

•
accelerated vesting of a portion of any restricted stock units received by the named executive officer upon conversion of performance shares originally granted to the named executive officer by ATK prior to the Spin-Off, prorated for the period of employment prior to termination;

The Company’s forms of non-qualified stock option award agreements provide for the following in the event that a named executive officer is terminated due to disability:

•	no accelerated vesting for stock options received by the named executive officer as a result of options originally granted to the named executive officer by ATK prior to the Spin-Off; and

•	accelerated vesting for any stock options granted to the named executive officer by the Company after the Spin-Off that would have vested within 12 months of the officer’s date of termination.

In addition, the Company’s form of performance growth award agreement provides that a named executive officer whose employment is terminated due to disability will receive a portion of the shares of common stock that would have been earned based on actual results following the end of the relevant performance period, prorated for the period of employment during the performance period and provided that the named executive officer was employed for at least 90 days during the performance period.

Any other outstanding unvested equity awards held by a named executive officer for which vesting does not accelerate as described above would be forfeited.

Termination Due to Death
If any of the Company’s named executive officers, including Mr. DeYoung, dies, the officer’s estate would be entitled to receive benefits and payments similar to those outlined above under “Termination Due to Disability.”
Potential Payments Upon Termination Following a Change in Control
CEO Employment Agreement
The Company’s employment agreement with Mr. DeYoung provides income security protection to Mr. DeYoung in the event that Mr. DeYoung’s employment with the Company is terminated without “cause” or for “good reason” in connection with a “change in control” of the Company, in each case as those terms are defined in Mr. DeYoung’s employment agreement.
Under the terms of his employment agreement, in the event that Mr. DeYoung’s employment with the Company is terminated without cause or for good reason, generally within 24 months following and, in certain instances, within six months prior to, a change in control of the Company, Mr. DeYoung would receive the following payments and benefits:

•	a lump sum cash payment in an amount equal to two times Mr. DeYoung’s then current annual base salary and then current target bonus opportunity;

•	accelerated vesting of all outstanding unvested equity awards, with performance-vesting equity awards vesting at target level performance; and

•
company-paid COBRA premiums under the Company’s health and welfare plans until the earlier of 18 months following the termination of his employment and the date on which Mr. DeYoung obtains comparable coverage from a subsequent employer.

Mr. DeYoung’s employment agreement does not have a tax gross-up provision, and the agreement automatically reduces the benefits provided to the maximum amount allowed under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code if such reduction would result in a participant receiving a greater amount than they would if they received the full amount of the benefit and paid all applicable excise and other taxes.
Income Security Plan
The Company’s Income Security Plan provides income security protection to certain executives of Vista Outdoor, including the named executive officers (other than Mr. DeYoung), in the event of a “qualifying termination” in connection with a “change in control” of the Company, in each case as those terms are defined in the Income Security Plan. Generally, a qualifying termination is an involuntary termination of employment without “cause” or a voluntary termination of employment for ‘‘good reason,’’ in each case, as those terms are defined in the Income Security Plan.
Participation in the Income Security Plan is limited to the following groups of individuals, with different levels of payments and benefits:

•
Tier 1 Participants, consisting of the Company’s officers subject to beneficial ownership reporting and other requirements under Section 16 of the Securities Exchange Act of 1934, including the named executive officers; and

•	Tier 2 Participants, consisting of any other Company employee designated by the Compensation Committee to participate in the plan for the current fiscal year.

Under the terms of the Income Security Plan, in the event of a qualifying termination, generally within 24 months following and, in certain instances, within six months prior to, a change in control of the Company, a named executive officer would receive:

•	a lump sum cash payment in an amount equal to two times the sum of the officer’s then current annual base salary and then current target bonus opportunity;

•	a pro-rata bonus for the year in which the qualifying termination occurs, paid out at target or actual performance depending on when such termination occurs;

•	a lump sum cash payment equal to the amount the officer would have received under any long-term cash incentive plan, assuming target level performance;

•	accelerated vesting of all outstanding unvested equity awards, with performance-vesting equity awards vesting at target level performance; and

•
provided the officer timely elects coverage under COBRA upon termination, an amount equal to the excess, if any, of the cost of COBRA continuation coverage over the cost payable for health and dental benefits by active employees for a period of up to 18 months following such termination.

The Income Security Plan does not have a tax gross-up provision, and the plan automatically reduces the benefits provided to the maximum amount allowed under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code if such reduction would result in a participant receiving a greater amount than they would if they received the full amount of the benefit and paid all applicable excise and other taxes.
Potential Payments Upon Termination
The following table shows potential payments to the named executive officers upon death, disability, layoff and termination of employment following a change in control of the Company. The amounts shown assume that the termination was effective March 31, 2015, the last day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination, in addition to the base salary, annual incentive and long-term incentive earned during fiscal year 2015 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" and "Nonqualified Deferred Compensation" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination. No tax gross-ups are paid to the executive officers upon termination of employment.

	Mark W. DeYoung	Stephen M. Nolan	Scott D. Chaplin	Stephen S. Clark
Payments Upon Termination Without Cause
Cash Payment (1)	1,000,000	475,000	458,125	400,000
Equity
Stock Options (2)	$1,088,460	$206	$164	$117
Restricted Stock and RSUs (3)	$6,040,832	$363,413	$702,505	$37,553
Performance Awards (4)	$—	$—	$—	$—
Health and Welfare Benefits (5)	29,850	—	—	—
Total	$8,159,142	$838,619	$1,160,794	$437,670
Payments Upon Death or Disability
Cash Payment	—	—	—	—
Equity
Stock Options (2)	$1,088,460	$206	$164	$117
Restricted Stock and RSUs (3)	$6,040,832	$263,728	$499,024	$37,553
Performance Awards (4)	$—	$—	$—	$—
Health and Welfare Benefits (5)	—	—	—	—
Total	$7,129,292	$263,934	$499,188	$37,670
Payments Upon Termination following a Change in Control
Cash Payment	$4,498,974	$1,320,038	$1,429,313	$818,104
Equity
Stock Options (2)	$1,090,646	$51,077	$221,647	$351
Restricted Stock and RSUs (3)	$10,502,504	$1,046,735	$1,309,050	$513,754
Performance Awards (6)	$1,752,837	$329,500	$262,915	$187,766
Health and Welfare Benefits (5)	$29,850	$20,291	$18,005	$18,739
Total	$17,874,811	$2,767,641	$3,240,930	$1,538,714

(1)
The cash payment to Mr. Nolan, Mr. Chaplin and Mr. Clark specified in this row includes 12 months of base salary, an additional $15,000 to defray health care costs and an estimated $10,000 of outplacement services.

(2)
Values are determined by multiplying the number of options vesting on termination by the spread between the option price and $42.82, the closing market price of the Company's common stock as reported on the New York Stock Exchange on March 31, 2015, the last trading day of the fiscal year.

(3)
Values are determined by multiplying the number of shares of restricted stock by $42.82, the closing market price of the Company's common stock as reported on the New York Stock Exchange on March 31, 2015, the last trading day of the fiscal year.

(4)
Values in this row assume no payout pursuant to performance awards for the fiscal year 2016-2018 performance period because the named executive officer would not have been employed by the Company for 90 days during the performance period if their employment had been terminated on March 31, 2015.

(5)
For purposes of quantifying health and welfare benefits, amounts for Mr. DeYoung equal the cost of COBRA continuation coverage for 18 months following termination. For the other named executive officers, amounts are equal to the excess of the cost of COBRA continuation coverage over the cost payable for health and dental benefits by active employees for a period of 18 months following termination.

(6)
Values in this row reflect performance awards for the fiscal year 2016-2018 performance periods assuming payout at the target performance level. The value was determined by multiplying the number of shares of restricted stock by $42.82, the closing market price of the Company's common stock as reported on the New York Stock Exchange on March 31, 2015, the last trading day of the fiscal year.

(7)
The Company's employment agreement with Mr. DeYoung and the Income Security Plan do not have tax gross-up provisions, and automatically reduce the benefits provided to the maximum amount allowed under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code if such reduction would result in the relevant officer receiving a greater amount than they would if they received the full amount of the benefit and paid all applicable excise and other taxes.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into The Company’s annual report on Form 10-K.
This report is provided by the Compensation Committee:
Gary L. McArthur, Chair
Michael Callahan
Mark A. Gottfredson

AUDIT COMMITTEE REPORT
The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that Robert M. Tarola, Chairman of the Audit Committee, is an "audit committee financial expert," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on Vista Outdoor's website.
Pursuant to its charter, the Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of Vista Outdoor's financial statements and other financial information provided by Vista Outdoor to its stockholders and others;

•	Vista Outdoor's compliance with legal, regulatory and public disclosure requirements;

•	Vista Outdoor's independent auditors, including their qualifications and independence;

•	Vista Outdoor's systems of internal controls, including the internal audit function; and

•	Vista Outdoor's auditing, accounting, and financial reporting process generally.
In this context, the Audit Committee has:

•
reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm ("Deloitte"), the Company's audited consolidated financial statements for the fiscal year ended March 31, 2015;

•	discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence; and

•	discussed with Deloitte the firm's independence.
Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended March 31, 2015, filed with the Securities and Exchange Commission.
Audit Committee
Robert M. Tarola, Chair
Michael Callahan
April H. Foley
Tig H. Krekel
Gary L. McArthur

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission and is not incorporated by reference into any of Vista Outdoor’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by Vista Outdoor in any such filing.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP acts as Vista Outdoor's independent registered public accounting firm and also provides certain other services.
Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, the Company's Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.
The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for fiscal year 2015. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee of the Company or ATK, as applicable.

Fiscal Year Ended 3/31/2015
Audit Fees	$1,100,000
Audit-Related Fees	3,097,339
Tax Fees	—
All Other Fees	—
Total Fees	$4,197,339
The Audit Fees billed or to be billed for the fiscal year ended March 31, 2015 were for professional services rendered for audits of the Company's annual consolidated financial statements and reviews of the Company's quarterly financial statements.
The Audit-Related Fees billed in the fiscal year ended March 31, 2015 were primarily for audit procedures performed in conjunction with the preparation of stand-alone financial statements of the Company as part of the Spin-Off.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors has nominated Class I directors Michael Callahan, Gary McArthur and Robert Tarola to be elected at the Annual Meeting, to hold office until the 2018 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. All three nominees are currently directors.
Each nominee was recommended by the Board's Nominating and Governance Committee for re-election and has agreed to serve, if elected. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.
If, in an election of directors that is not a contested election, the votes cast in favor of a nominee’s election do not exceed the votes cast against, or withheld with respect to, such nominee, such nominee must promptly offer his or her resignation to the Board. The Nominating and Governance Committee will promptly consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the tendered resignation and whether other action should be taken. The Board will act on the tendered resignation within 90 days following certification of the election results. The Nominating and Governance Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the stockholders withheld votes from such director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board. Any director who offers his or her resignation pursuant to this provision may not participate in the Nominating and Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.
        Our Board of Directors recommends a vote FOR the election of Michael Callahan, Gary McArthur and Robert Tarola as directors.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE 2015 COMPENSATION OF VISTA OUTDOOR INC.'S NAMED EXECUTIVE OFFICERS
In accordance with applicable proxy regulations, we are asking our stockholders to approve the following advisory resolution on our executive compensation as disclosed in this proxy statement:
RESOLVED, that the compensation paid to Vista Outdoor Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
The Compensation Committee believes that the compensation for the fiscal year ended March 31, 2015 of our executive officers named in the Summary Compensation Table is reasonable and appropriate in light of the Spin-Off, and is designed to ensure that management's interests are aligned with our stockholders' interests for long-term value creation.
We urge our stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative in this proxy statement, which provide detailed information on the Company's compensation policies and practices and the compensation of our named executive officers.
This advisory vote, commonly referred to as "say on pay," is non-binding on our Board of Directors. Although non-binding, the Compensation Committee of the Board will take into account the results of the say-on-pay vote, as applicable, when considering future executive compensation arrangements.
The Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON NAMED

EXECUTIVE OFFICER COMPENSATION

As described in Proposal 2, the Company is offering to its stockholders a non-binding, advisory vote on the 2015 Named Executive Officer compensation described in this Proxy Statement, including the compensation of the Company's Chief Executive Officer, pursuant to Section 14A of the Securities and Exchange Act of 1934. Also pursuant to the same Section 14A, the Company is submitting to its stockholders an advisory vote as to whether future advisory votes on Named Executive Officer compensation, including the compensation of the Company's Chief Executive Officer, should occur every one, two or three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and the Board of Directors recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While the Company's executive compensation programs are designed to reward performance over multiple time horizons, the Board of Directors recognizes that executive compensation disclosures are an important consideration for stockholders on an annual basis. Although it may not be feasible to change the compensation program in consideration of any one year’s advisory vote on compensation, holding an annual advisory vote on executive compensation provides the Company with more immediate feedback on our compensation practices to advance our goal of aligning our executives’ interests with those of our stockholders.

The Board of Directors understands that the Company's stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors unanimously recommends that you vote to conduct future advisory votes on executive compensation every "1 YEAR."

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF VISTA OUTDOOR'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2016. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. If a majority of the stockholders do not ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending March 31, 2016, the Audit Committee and the Board will consider the voting results and evaluate whether to select a different independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2016 fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
        Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

FUTURE STOCKHOLDER PROPOSALS
Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals
If you would like to submit a proposal for the Company to include in the proxy statement for its 2016 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that the Company receives your proposal at its executive offices (sent c/o Corporate Secretary) by February 27, 2016. Any stockholder proposal included in the Company's proxy statement will also be included on its form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.
Stockholder Director Nominations
If you would like to recommend a person for consideration as a nominee for election as a director at our 2016 annual meeting, you must comply with the advance notice provisions of the Company's Amended and Restated Bylaws. These provisions require that the Company receive your nomination at its executive offices (sent c/o Corporate Secretary) no earlier than April 13, 2016, and no later than May 13, 2016. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Director Qualifications and Selection Process."
Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals
If you would like to present a proposal at our 2016 annual meeting without including it in the Company's proxy statement, you must comply with the advance notice provisions of the Company's Amended and Restated Bylaws. These provisions require that that the Company receive your proposal at its executive offices (sent c/o Corporate Secretary) no earlier than April 13, 2016, and no later than May 13, 2016. If the Company receives an eligible proposal that is not included in its proxy statement, the persons named in the Company's proxy for the 2016 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.
General Information
If the presiding officer at the 2016 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of the Company's Amended and Restated Bylaws, the proposal or nomination will be ruled out of order and not acted upon.
The above information is only a summary of some of the requirements of the advance notice provisions of the Company's Amended and Restated Bylaws. If you would like to receive a copy of the provisions of the Company's Amended and Restated Bylaws setting forth all of these requirements, you should write to the Company's executive offices, c/o Corporate Secretary.
ANNUAL REPORT ON FORM 10-K
Vista Outdoor’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015, will be provided upon written request by any stockholder at no cost. The request should be submitted to Vista Outdoor, c/o Corporate Secretary, 938 University Park Blvd., Suite 200, Clearfield, Utah 84015. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.
You can also obtain a copy of our Annual Report on Form 10-K, as well as other filings we make with the SEC, on our website at www.vistaoutdoor.com or on the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

Scott D. Chaplin Corporate Secretary
June 26, 2015

VISTA OUTDOOR

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Vista Outdoor Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M94605-P67180

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

VISTA OUTDOOR INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Michael Callahan
02) Gary McArthur
03) Robert Tarola

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposal 2.

	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the Frequency of Holding an Advisory Vote on Named Executive Officer Compensation	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

VISTA OUTDOOR

VISTA OUTDOOR INC.

Annual Meeting Admission Policy:	Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 801-779-4567, by emailing corporate.secretary@vistaoutdoor.com or by mailing a request to Vista Outdoor at 938 University Park Boulevard, Suite 200, Clearfield, UT 84015, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.
Annual Meeting Site:	Hilton Salt Lake City Center 255 S West Temple Salt Lake City, UT 84101
Stockholder Inquiries:	If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 30170, College Station, TX 77842-3170; send overnight correspondence to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845 (telephone toll free: 1-866-395-6416; web site: https://www.computershare.com/investor)
Investor Relations:	Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Michael Pici, Vice President, Investor Relations, Vista Outdoor Inc., 938 University Park Boulevard, Suite 200, Clearfield, UT 84015 (telephone: 801-779-4614; e-mail: michael.pici@vistaoutdoor.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

M94606-P67180

VISTA OUTDOOR INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark W. DeYoung, Stephen M. Nolan and Scott D. Chaplin as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Vista Outdoor Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., MDT, on Tuesday, August 11, 2015, at the Hilton Salt Lake City Center, 255 S West Temple, Salt Lake City, Utah, and all adjournments thereof. **The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 4 and every 1 YEAR with respect to Proposal 3. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.**

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ____________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side

VISTA OUTDOOR

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Vista Outdoor Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M94607-Z66105 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTA OUTDOOR INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Callahan
02) Gary McArthur
03) Robert Tarola

The Board of Directors recommends you vote FOR proposal 2.

	1 Year	2 Years	3 Years	Abstain
3. Advisory Vote on the Frequency of Holding an Advisory Vote on Named Executive Officer Compensation	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VISTA OUTDOOR INC.

Annual Meeting Admission Policy:	Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 801-779-4567, by emailing corporate.secretary@vistaoutdoor.com or by mailing a request to Vista Outdoor at 938 University Park Boulevard, Suite 200, Clearfield, UT 84015, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.
Annual Meeting Site:	Hilton Salt Lake City Center 255 S West Temple Salt Lake City, UT 84101
Stockholder Inquiries:	If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 30170, College Station, TX 77842-3170; send overnight correspondence to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845 (telephone toll free: 1-866-395-6416; web site: https://www.computershare.com/investor)
Investor Relations:	Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Michael Pici, Vice President, Investor Relations, Vista Outdoor Inc., 938 University Park Boulevard, Suite 200, Clearfield, UT 84015 (telephone: 801-779-4614; e-mail: michael.pici@vistaoutdoor.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

M94608-Z66105

VISTA OUTDOOR INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Vista Outdoor Inc. 401(k) Plan, to vote all shares of common stock held In the plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 a.m., MDT, on Tuesday, August 11, 2015, at the Hilton Salt Lake City Center, 255 S West Temple, Salt Lake City, Utah, and all adjournments thereof. **These instructions will be followed as directed on the other side. Shares held in the plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the Plan.**

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side